SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10700 Bren Road West
Minnetonka, Minnesota 55343
Dear Stockholder:
On behalf of the board of directors of American Medical Systems Holdings, Inc., I am pleased to invite you to attend our 2008 Annual Stockholders Meeting. The meeting will be held on Thursday, May 8, 2008, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota.
Our board of directors unanimously recommends that you vote FOR each of the director nominees, FOR the proposal to amend our Employee Stock Purchase Plan and FOR the proposal to ratify our independent auditors, all as discussed in the attached Notice of Annual Stockholders Meeting and Proxy Statement, and believes that such a vote is in the best interests of AMS and its stockholders. Accordingly, we ask you to carefully review the accompanying materials and promptly vote your shares.
Your vote is important to us. Whether or not you attend personally, we ask you to complete, sign and date the enclosed proxy card, and return it in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.
Very truly yours,

Ross A. Longhini
President and Chief Executive Officer (Interim)
April 11, 2008

NOTICE OF ANNUAL STOCKHOLDERS MEETING TO BE HELD THURSDAY, MAY 8, 2008
INFORMATION CONCERNING THE ANNUAL MEETING
VOTING OF SHARES
ELECTION OF DIRECTORS
PROPOSAL 1
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE—2007
GRANTS OF PLAN-BASED AWARDS—2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2007
NONQUALIFIED DEFERRED COMPENSATION—2007
PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS
AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 2
RATIFICATION OF AUDITORS
PROPOSAL 3
AUDIT COMMITTEE REPORT
AUDIT AND NON-AUDIT FEES
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
ANNUAL REPORT
EMPLOYEE STOCK PURCHASE PLAN
EMPLOYEE STOCK PURCHASE PLAN
PAYROLL DEDUCTION AUTHORIZATION FORM AND SUBSCRIPTION AGREEMENT

10700 Bren Road West
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL STOCKHOLDERS MEETING
TO BE HELD THURSDAY, MAY 8, 2008

TO THE STOCKHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.:
The 2008 Annual Stockholders Meeting of American Medical Systems Holdings, Inc. (AMS) will be held on Thursday, May 8, 2008, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota, for the following purposes:
1.	To elect three directors, each to serve for a three-year term, or until their successors are elected and qualified.

2.	To consider and act upon a proposal to amend our Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 shares of common stock to 2,000,000 shares and to delete the term and termination date of the plan.

3.	To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2008.

4.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.
Only stockholders of record as shown on the books of AMS at the close of business on March 17, 2008, will be entitled to vote at the Annual Meeting or any adjournment thereof. Stockholders are entitled to one vote for each share held of record at that time.

April 11, 2008	By Order of the Board of Directors

Thomas A. Letscher
Secretary

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, Minnesota 55343

Proxy Statement for
Annual Stockholders Meeting
Thursday, May 8, 2008

INFORMATION CONCERNING THE ANNUAL MEETING
     The Annual Stockholders Meeting of American Medical Systems Holdings, Inc. (AMS) will be held on Thursday, May 8, 2008, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota. Please see the attached Notice of Meeting for the purposes of the meeting.
     A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers, and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our common stock.
     Any proxy card given in response to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy card. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by:
•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Annual Meeting and voting such holder’s stock in person.
     We expect to mail this proxy statement, the proxy card and notice of meeting to our stockholders on or about April 11, 2008.
VOTING OF SHARES
     Our board of directors has fixed the close of business on March 17, 2008 as the record date for determining the stockholders of AMS who are entitled to notice of and to vote at the Annual Meeting. On March 17, 2008, we had 72,602,956 shares of common stock issued and outstanding. For each share of common stock that you own of record at the close of business on March 17, 2008, you are entitled to one vote on each matter voted on at the Annual Meeting. The holders of shares of common stock do not have cumulative voting rights.
     Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock (36,301,479 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the card reflects votes withheld from the election of directors or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

     Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast in person or by proxy as described in Proposal 1 pursuant to our governing documents and applicable law. As a result, the three director nominees receiving the highest vote totals will be elected and votes withheld from the election of director nominees, therefore, will not affect election of the nominees receiving the highest vote totals. Our Corporate Governance Standards address situations in which a director nominee does not receive a majority of the votes cast “FOR” his or her election. This policy is described in more detail under the heading “Election of Directors—Nomination.”
     The amendment to our Employee Stock Purchase Plan as described in Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent auditors for 2008 as described in Proposal 3 and all other business that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal.
     You may vote for or against a proposal, or may abstain from voting on a proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Shares voted as abstaining on a proposal will be treated as votes against the proposal. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.
     Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders, but lacking any voting instructions, will be voted in favor of each nominee for director, in favor of the proposal to adopt the amendment to our Employee Stock Purchase Plan, and in favor of ratification of Ernst & Young. The proxies named on the proxy card will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2008
This proxy statement and our Annual Report on Form 10-K are available at ww3.ics.adp.com/streetlink/AMMD.
ELECTION OF DIRECTORS
PROPOSAL 1
Nomination
     Our Bylaws provide that the board of directors shall have at least one member, or a different number of members as may be determined by the board, but in no case shall the board exceed nine members. Our Second Amended and Restated Certificate of Incorporation divides the board of directors into three staggered classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year at our annual meeting of stockholders.
     The terms of three current members of the board will expire at the Annual Meeting. The terms of the remaining four current members of the board will expire as indicated in the table that follows. The nominating/corporate governance committee of the board has recommended and the board has nominated Richard B. Emmitt, Christopher H. Porter, Ph.D. and D. Verne Sharma for election as directors at the Annual Meeting to serve as directors for a three-year term expiring at our 2011 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. Both Mr. Emmitt and Dr. Porter have served as a director since 1998. Mr. Sharma was appointed to the board in August 2006 to fill a board vacancy after being identified by an independent search firm engaged by AMS to conduct a search for potential board candidates. No arrangements or understandings exist between any director or nominee and any other person under which such director or nominee was selected.

     The board recommends a vote FOR, and solicits proxies in favor of, the election of each of Mr. Emmitt, Dr. Porter and Mr. Sharma as a director. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of Mr. Emmitt, Dr. Porter and Mr. Sharma unless otherwise directed by the stockholder. Directors will be elected by a plurality of the votes cast in person or by proxy. The three director nominees receiving the highest vote totals will be elected. If, before the Annual Meeting, the board learns that any nominee will be unable to serve because of death, incapacity, or other unexpected occurrence, the proxies that would have been voted for such individual will be voted for any substitute nominee selected by the board. The board believes that Mr. Emmitt, Dr. Porter and Mr. Sharma will be able to serve for their respective terms of election.
     Notwithstanding the plurality voting standard for election of directors, under our Corporate Governance Standards a director nominee who does not receive the vote of at least the majority of the votes cast with respect to such director’s election must promptly tender his or her resignation to the board. For purposes of this policy, “majority of the votes cast” means more than 50 percent of the number of votes cast with respect to the applicable director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to the election of directors generally. The nominating/corporate governance committee will recommend to the board whether to accept, reject or take other action regarding the resignation. The board will act on the resignation, taking into account the nominating/corporate governance committee’s recommendation, and will publicly disclose the decision and the rationale behind it. If the board does not accept the director nominee’s resignation, the director will continue to serve until his or her successor is duly elected, or any earlier resignation, removal or death. If the board accepts the director nominee’s resignation, then the board may, in its sole discretion, fill any resulting vacancy or decrease the size of the board pursuant to our Certificate of Incorporation, Bylaws and applicable corporate law.
Information About the Nominees and Other Directors
     The following provides biographical information concerning Mr. Emmitt, Dr. Porter and Mr. Sharma, and the other persons presently serving as directors of AMS but not standing for election at the Annual Meeting.

			Director
Name	Age	Principal Occupation	Since

Nominees for three-year term expiring in 2011

Richard B. Emmitt	63	Managing Director, The Vertical Group, Inc.	1998
Christopher H. Porter, Ph.D.	64	Principal, Medical Genesis	1998
D. Verne Sharma	57	Executive, Southeast Fuels, Inc.	2006

Directors not standing for election this year whose terms expire in 2009

Jane E. Kiernan	47	General Manager—Baxter IV Therapy, Baxter Healthcare Corporation	2006
Thomas E. Timbie	50	President, Timbie & Company, LLC	2002

Directors not standing for election this year whose terms expire in 2010

Albert Jay Graf	60	Former Group Chairman, Office of the President, Guidant Corporation	2001
Robert McLellan, M.D.	53	Chairman, Department of Gynecology, Director of Gynecologic Oncology Service, Lahey Clinic Foundation	2006
     Richard B. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. From 1998 through March 2006, Mr. Emmitt served on the board of directors of Wright Medical Group, Inc., a publicly-held company. Mr. Emmitt currently serves on the board of directors of ev3 Inc., a publicly-held company, as well as BioSET, Inc., ENTrigue Surgical, Inc., Galil Medical, Inc., Incumed Inc., Tepha, Inc. and Tornier, B.V., all privately-held companies.

     Christopher H. Porter, Ph.D. is the Principal of Medical Genesis, a consulting company he founded in 1992. His 30-year career in the medical device industry includes research and development and management experience with 3M, Johnson & Johnson and Pfizer, Inc., as well as several early stage companies. Dr. Porter also served as our Vice President, Research and Development from 1981 to 1987. He has introduced over 30 medical products during his career and holds 34 U.S. patents. Dr. Porter currently serves as Trustee of SBRI, a non-profit biotech company that is engaged in the business of developing cures for infectious disease.
     D. Verne Sharma has been a senior executive and part-owner of Southeast Fuels, Inc., a company specializing in energy products marketing, since January 2005. He is also the principal of DVS Consulting, a California based management consulting business started in August 2003 serving medical device companies. From 2000 to 2003, he was the President and Chief Executive Officer and served on the board of directors of CLEAR Centers of America/Calhoun Vision, Inc., a vision services and technology company. Mr. Sharma also served as the President and Chief Operating Officer of Summit Technology Inc., a public company that pioneered laser devices for lasik eye surgery from 1996 to 2000. He currently serves on the board of directors of Biovision AG, a privately-held company.
     Jane E. Kiernan has been the General Manager—Baxter IV Therapy, Baxter Healthcare Corporation since March 2007. Prior to her current position, she was the General Manager of Baxter Nutrition, a division of Baxter Healthcare Corporation and a provider of parenteral nutrition products, since 2003. From 2001 to 2003, Ms. Kiernan was the General Manager of Specialty Therapies, another division of Baxter Healthcare Corporation, and from 2000 to 2001, she was the Vice President of Strategy for Baxter Healthcare Corporation. From 1995 to 2000, Ms. Kiernan was the Vice President of Finance, Distribution and Services for Allegiance Healthcare Corporation, a provider of healthcare products and services.
     Thomas E. Timbie is the President of Timbie & Company, LLC, a financial and management consulting firm he founded in 2000. From January 2005 to June 2005, he was also the interim Vice President and Chief Financial Officer for ev3 Inc., an endovascular company. Formerly, he was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical market from January 2000 to October 2000. From April 1996 to December 1999, Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc., which was acquired by Medtronic, Inc. in November 1999. Mr. Timbie has over 25 years of financial and accounting experience in a variety of industries with particular emphasis on medical devices. Mr. Timbie is currently a director of two other public companies: Wright Medical Group, Inc. and ev3 Inc, and of one privately-held company, Acclarent, Inc. Mr. Timbie is also the audit committee chairman for Wright Medical Group, Inc. and Acclarent, Inc.
     Albert Jay Graf was the Group Chairman, Office of the President of Guidant Corporation, a provider of therapies for cardiovascular and vascular disease, responsible for Guidant’s four operating groups from 2000 through May 2004. From 1994 until 2000, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management operating group. In October 2005, Mr. Graf joined New Enterprise Associates, a venture capital firm, as a venture partner. Mr. Graf currently serves on the board of CVRx, Denali Medical, Inc., Ivantis Inc., Annulex Inc. and Vytronus Inc., all privately-held companies, and is a director of Northstar Neuroscience, Inc., a publicly-held company.
     Robert McLellan, M.D., has been the Chairman of the Department of Gynecology and Director of Gynecologic Oncology Service at the Lahey Clinic Foundation, Inc. in Burlington, Massachusetts since 2000. From 2001 to 2007, Dr. McLellan served as a Clinical Professor of Obstetrics and Gynecology at the Boston University School of Medicine. Dr. McLellan also served on the Board of Trustees and the Board of Governors of the Lahey Clinic Foundation, Inc. from 1994 to 1998. Dr. McLellan has an extensive pelvic surgery practice with a focus on gynecologic malignancies. He has served as a consultant and on advisory groups to a number of surgical device manufacturing companies including AMS, ValleyLab, U.S. Surgical, and Medispectra.
Board and Board Committees
     Our board of directors held eight meetings and took action by unanimous written consent one time in fiscal 2007. Each member of the board of directors attended 75 percent or more of the meetings of the board and committees on which they served, held while they were directors, other than Ms. Kiernan who attended 74 percent of the meetings of the board and committees on which she served. Although it is our policy to encourage directors to attend our annual meetings of stockholders, our board meeting schedule does not include a board meeting that coincides with the annual meeting. As a result, none of our independent directors attended last year’s annual meeting of stockholders.

     Our board of directors has determined that all of our directors serving during 2007, except Martin J. Emerson, our former President and Chief Executive Officer who served until January 4, 2008, are “independent,” as defined by current Nasdaq Stock Market listing standards. Our independent directors hold meetings, referred to as “executive sessions,” at which only the independent directors are present, at least two times each year. Our independent directors held twelve executive sessions in fiscal year 2007. We have appointed Albert Jay Graf as our lead independent director to preside at these executive sessions.
     In determining that Richard Emmitt is independent, as defined by the Nasdaq Stock Market listing standards, we considered a recent transaction we entered into with Solarant Medical, Inc. (Solarant), a privately-funded company focused on developing minimally invasive therapies for women who suffer from stress urinary incontinence. In December 2005, we entered into a loan agreement with Solarant under which we agreed to loan Solarant up to $750,000 to fund Solarant’s operations and a local anesthesia study related to Solarant’s technology while we conducted diligence and negotiated the terms of a potential acquisition of Solarant. We advanced Solarant $250,000 in each of December 2005, January 2006 and February 2006 under this loan agreement. Subsequently, in March 2006, we advanced Solarant another $200,000. On May 8, 2006, we completed our acquisition of Solarant pursuant to an Agreement and Plan of Merger entered into by and among AMS, Xenon Merger Corp., a wholly owned subsidiary of AMS, Solarant, and Warburg Pincus Equity Partners, L.P., as stockholders’ representative. AMS paid an initial payment of $1,000,000 in cash as initial merger consideration and forgave the outstanding loan balances under the loan agreement. The initial merger consideration was distributed to Solarant’s advisors and employees and no proceeds were distributed to its stockholders. The purchase price is also comprised of potential milestone payments totaling $6,000,000 contingent upon FDA approval of the therapy and the establishment of reimbursement codes for the hospital and office settings, and potential earnout payments based on revenue growth during the first three years in the event of product commercialization.
     Richard Emmitt was a member of the board of Solarant prior to completion of the acquisition transaction. In addition, The Vertical Group, through its affiliate Vertical Fund Associates L.P., was a shareholder of Solarant. Richard Emmitt is a managing director of The Vertical Group, Inc. and a general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P. Mr. Emmitt was not involved in deliberations by our board regarding the Solarant transaction. In the opinion of our board, the fact that Mr. Emmitt served as a director of Solarant, as well as payments that may flow to Mr. Emmitt through his partnership interests in entities that were direct or indirect shareholders of Solarant, are not relationships which would interfere with the exercise of independent judgment in carrying out his responsibilities as our director, nor are such interests material at levels requiring disclosure as “related person transactions” under Item 404(a) of Regulation S-K.
Audit Committee
     The audit committee assists the board in satisfying its fiduciary responsibilities for our accounting, auditing, operating, and reporting practices. Among other related duties, the committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain, and oversee the work of our independent auditors, and reviews and pre-approves all audit services and permissible non-audit services performed by our independent auditors. The audit committee held nine meetings during fiscal year 2007 and currently consists of Mr. Timbie (Chair), Mr. Graf and Ms. Kiernan. All of the members of the audit committee are “independent” directors as defined by current Nasdaq Marketplace Rules and the rules and regulations of the Securities and Exchange Commission. In addition, the board has determined that Mr. Graf, Mr. Timbie and Ms. Kiernan are each an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.
     Our board of directors has adopted an Audit Committee Charter. We have posted a copy of our current Audit Committee Charter on our corporate website at www.AmericanMedicalSystems.com. With respect to all references to our website throughout this proxy statement, the information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any report that we file with or furnish to the Securities and Exchange Commission.
Compensation Committee
     The compensation committee’s primary responsibility is to review and approve the compensation payable to our executive officers and non-officer vice presidents, including annual salaries, incentive compensation, and any deferred compensation and stock-based compensation, which is also subject to approval by our board. In addition, the compensation committee reviews and makes recommendations from time to time regarding non-employee director compensation, including retainers, committee fees, committee chair fees and equity compensation.

     The committee establishes the compensation levels and compensation philosophy and policy for our senior management. Among other related duties, the committee selects corporate goals and objectives relevant to senior management compensation, evaluates senior management performance, and administers our incentive compensation and stock-based programs. In addition, the committee reviews and discusses with management our “Compensation Discussion and Analysis” and recommends to the board whether or not it should be included in our annual report on Form 10-K and annual meeting proxy statement. Decisions made by the committee regarding compensation for executive officers are also reviewed and approved by our entire board.
     To assist the committee, our president and chief executive officer, with the help of our senior vice president of human resources, gathers compensation-related data regarding our officers and, periodically, regarding our non-employee directors and makes recommendations about the form and amount of compensation to be paid to each officer (other than the president and chief executive officer) and the annual retainers, committee fees, chair fees and equity compensation to be paid to our non-employee directors. In making its decisions, the committee considers our president and chief executive officer’s recommendations, in addition to the factors discussed in more detail in our Compensation Discussion and Analysis section set forth below. With respect to our non-employee directors, the committee makes recommendations to the board regarding the level of annual retainers, committee fees, chair fees and equity compensation based on the recommendation of our president and chief executive officer and other factors that may be relevant, such as competitive compensation comparisons.
     The compensation committee held three meetings and took action by written consent eleven times in fiscal year 2007. It currently consists of Mr. Graf (Chair) and Mr. Sharma. All of the members of the compensation committee are “independent” directors as defined by current Nasdaq Marketplace Rules.
     Our board of directors has adopted a Compensation Committee Charter, which was most recently amended in February 2008. We have posted a current copy of the charter on our corporate website at www.AmericanMedicalSystems.com.
Nominating/Corporate Governance Committee
     The nominating/corporate governance committee oversees the process for recruiting director nominees based upon recommendations from various sources, including outside directors, management, search firms and stockholders, recommends the director nominees for approval by the board and stockholders at our annual meeting, and reviews and advises the board regarding corporate governance matters, among other duties enumerated in its charter. The committee held two meetings in fiscal year 2007 and currently consists of Ms. Kiernan (chair), Mr. Timbie and Dr. McLellan. All of the members of the nominating/corporate governance committee are “independent” as defined by current Nasdaq Marketplace Rules.
     In evaluating and determining whether to recommend a person as a candidate for election as a director, the nominating/corporate governance committee’s criteria take into account the independence requirements of the Nasdaq Marketplace Rules, our needs for particular director talents and experience and the candidate’s personal and professional integrity, education and business experience, with a strong preference for candidates possessing a broad-based business acumen, an understanding of our business and the medical device industry, strategic thinking and willingness to share ideas, and diversity of experiences, expertise and background. The committee will use these and other criteria that the committee deems appropriate to evaluate all potential nominees irrespective of the source of the recommendation.
     The nominating/corporate governance committee will consider proposed nominees submitted by stockholders. It has not adopted a formal process for considering such nominees because it believes that its informal consideration process will be adequate. The procedure for stockholders to recommend a nominee for director is set forth below under the heading “Director Nominations.”
     Our board of directors has adopted a Nominating/Corporate Governance Committee Charter, which was most recently amended in February 2008, and is posted on our corporate website at www.AmericanMedicalSystems.com.

Technology/Business Development Committee
     The technology/business development committee currently consists of directors Mr. Sharma (chair), Dr. McLellan, Dr. Porter and Mr. Emmitt and Ross Longhini (the company’s Chief Operating Officer and Interim Chief Executive Officer). The technology/business development committee acts as a resource to management and the board regarding our products and technologies. The committee reviews and advises the board and management, as requested, regarding product and technology matters, proposals for acquiring and maintaining advantageous technology positions, and long-term strategic goals and objectives of our research and development programs. The Technology/Business Development Committee Charter is posted on our website at www.AmericanMedicalSystems.com.
Corporate Governance
     We continue to monitor corporate governance developments and will continue to evaluate board duties and responsibilities with the intention of maintaining full compliance with applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the Nasdaq Global Select Market. We maintain Corporate Governance Standards (which were most recently amended in February 2008) and a Code of Ethics for Senior Financial Management. We also have a Code of Conduct for all directors, officers, and employees. We have posted all of these documents on our corporate website at www.AmericanMedicalSystems.com.
Corporate Governance Standards
     Our Corporate Governance Standards provide guidelines for director responsibilities and the conduct and operations of meetings and deliberations of the board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market. Our Corporate Governance Standards address various governance matters, including executive sessions of independent directors, director education regarding their responsibilities and duties, composition of the board and committees, and our resignation policy regarding directors that receive less than a majority vote described in more detail under the heading “—Nomination” above.
Code of Ethics for Senior Financial Management
     Our Code of Ethics for Senior Financial Management meets the requirements of Item 406 of Regulation S-K. It applies to our president and chief executive officer, chief financial officer, controller, and other employees performing similar functions who have been identified by the president and chief executive officer. We have posted our Code of Ethics for Senior Financial Management on our website at www.AmericanMedicalSystems.com. It is our policy to disclose any amendments to, and any waivers from, a provision of our Code of Ethics for Senior Financial Management on our website following the amendment or waiver.
Code of Conduct for all Directors, Officers, and Employees
     We have a code of conduct that applies to all officers, directors, and employees. The code is designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, compliance with applicable laws and regulations (including full, fair, timely, and understandable disclosure in all regulatory or public communications) and prompt internal reporting of violations of the code to the appropriate persons who are identified in the code. We have posted our code of conduct on our corporate website in English, Spanish, Dutch, French, German and Portuguese.

DIRECTOR COMPENSATION
     The following table provides summary information concerning the compensation of each individual who served as a director of our company during our fiscal year ended December 29, 2007, other than Martin J. Emerson, a former director and our former President and Chief Executive Officer, who received no additional compensation for his service as a director and whose compensation is set forth under the heading “Executive Compensation.”

	Fees Earned	Option
	or Paid in	Awards	All Other
Name	Cash ($)	($)(1)(2)(3)	Compensation ($)(4)	Total ($)
Richard B. Emmitt	$44,000	$205,284	—	$249,284
Albert Jay Graf	$60,000	$177,553	—	$237,553
Jane E. Kiernan	$56,250	$141,905	—	$198,155
Robert McLellan, M.D.	$46,500	$138,083	$7,000	$191,583
Christopher H. Porter, Ph.D.(5)	$44,000	$205,284	—	$249,284
D. Verne Sharma	$51,000	$138,083	—	$189,083
Thomas E. Timbie	$63,750	$205,284	—	$269,034
Elizabeth H. Weatherman	$22,500	$(21,545)	—	$955

(1)	Reflects the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended December 29, 2007 in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. The table reflects the actual forfeiture by Ms. Weatherman of options to purchase 36,666 shares upon her resignation as a director in May 2007. We refer you to Note 10 to our consolidated financial statements for the fiscal year ended December 29, 2007 for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 29, 2007 in accordance with FAS 123R. The specific assumptions used in the valuations of each option award are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option

07/28/2004	4.19%	0.00%	40.61%	6.8 years
05/05/2005	3.88%	0.00%	38.10%	6.7 years
05/04/2006	5.05%	0.00%	36.27%	5.8 years
07/26/2006	4.99%	0.00%	36.65%	5.7 years
08/04/2006	4.84%	0.00%	36.62%	5.7 years
10/27/2006	4.64%	0.00%	35.93%	5.8 years
05/30/2007	4.83%	0.00%	35.48%	5.5 years

(2)	The following table provides information regarding each stock option grant award to each director during the fiscal year ended December 29, 2007, including the grant date fair value of each option award computed in accordance with FAS 123R:

Number of
		Securities			Grant Date
		Underlying	Exercise	Closing	Fair Value of
		Options	Price	Market Price	each Option
Name	Grant Date	Granted(a)	($/Share)(b)	($/Share)	Award ($)(c)

Each of Richard B. Emmitt,
Albert Jay Graf, Jane E. Kiernan,
Robert McLellan, M.D.,
Christopher H. Porter, Ph.D.,
D. Verne Sharma, and
Thomas E. Timbie	05/30/2007	24,000	$18.665	$18.78	$184,457

(a)	The options described above were granted under our 2005 Stock Incentive Plan and are described in more detail under the heading “—Summary of Director Compensation” below.

(b)	The exercise price is established based on determined “fair market value” of a share of our common stock on the date of the grant. For purposes of our 2005 Stock Incentive Plan, the “fair market value” of a share of our common stock on the date of grant is defined as the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). As a result of this determination, the exercise price of the options granted to our directors in fiscal year 2007 was less than the closing market price, as reported on the Nasdaq Global Select Market, on the grant date. For further information, see the description of our 2005 Stock Incentive Plan under the heading “—Grant of Plan-Based Awards—2005 Stock Incentive Plan” below.

(c)	We refer you to Note 10 to our consolidated financial statements for the fiscal year ended December 29, 2007 for a discussion of the general assumptions made in calculating the grant date fair value of option awards. The specific assumptions used in the valuations of each option award in fiscal year 2007 are set forth in footnote 1 above.

(3)	As of December 29, 2007, the aggregate number of stock options held by each of our directors named in the table above was as follows: Mr. Emmitt, 104,000; Mr. Graf, 284,000; Ms. Kiernan, 64,000; Dr. McLellan, 64,000; Mr. Porter, 254,000; Mr. Sharma, 64,000; Mr. Timbie, 104,000; and Ms. Weatherman, 43,334.

(4)	Dr. McLellan was paid fees for consulting services he provided to the company regarding the company’s fellowship grant application process pursuant to a consulting agreement dated August 31, 2007, and regarding his fees in connection with preparing for and being available to testify in the company’s arbitration with CryoGen. We periodically engage Dr. McLellan to provide services to the company and may do so in the future. The total amount that we have paid to Dr. McLellan over the past 5 years for consulting services is approximately $29,000. Our other directors did not receive any other compensation or perquisites in fiscal year 2007.

(5)	In June 2007, Dr. Porter transferred to the revocable trust of his children options to purchase 230,000 shares of common stock. The value of option awards in the table reflects these options held by Dr. Porter’s revocable trust for his children.
Summary of Director Compensation
     The table below sets forth the annual cash retainer rates in effect for serving on our board and committees during fiscal year 2007.

Annual Rate
Annual Board Retainer	$40,000
Audit Committee	$10,000
Audit Committee Chair(1)	$20,000
Compensation Committee	$5,000
Compensation Committee Chair(1)	$10,000
Nominating/Corporate Governance Committee	$2,500
Nominating/Corporate Governance Committee Chair(1)	$7,500
Technology/Business Development Committee	$4,000
Technology/Business Development Committee Chair(1)	$6,000

(1)	Each committee member is paid either the annual retainer for serving on the committee or, if the committee member is the committee chair, the annual rate for serving as the committee chair.
     We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings. We do not compensate our directors who are employed by us for serving on the board.

     Our current compensation program also provides for the grant of stock options to our non-employee directors effective as of the date of the director’s first appointment or election to the board and on an annual basis thereafter. The table under footnote 2 to the Director Compensation Table above sets forth the option grants to our non-employee directors in fiscal year 2007. All of these options were granted under the company’s 2005 Stock Incentive Plan. All options granted to our directors have an exercise price equal to the “fair market value” of the shares on the date of grant (as determined under the plan as the average of the high and low market price on the date of grant), become exercisable with respect to one-third of the shares on each of the first three anniversaries of the grant date, as long as the non-employee director continues to serve on the board, and expire seven years from the grant date. Upon a change in control, all outstanding options would become immediately exercisable in full and remain exercisable for a period of up to five years, not to exceed the expiration date of the option. See “—Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements” for the definition of change in control under the 2005 Stock Incentive Plan.
     For future fiscal years, including fiscal year 2008, each independent director who is reelected as a director at the annual meeting of stockholders or continues to serve as a director after such meeting will be granted an option to purchase a number of shares of our common stock determined by the board prior to the annual meeting for such year. The board anticipates that future annual option grants to non-employee directors will be made for a number of shares resulting in compensation expense under FAS 123R approximately equal to the FAS 123R expense associated with the 2007 grant of options to purchase 24,000 shares.
     We have entered into indemnification agreements with our directors under which we are required to indemnify such individuals against expenses, judgments, fines, settlements and amounts actually and reasonably incurred by the director arising out of performance of his or her duties to the company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.
COMPENSATION DISCUSSION AND ANALYSIS
     In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to:
•	Martin J. Emerson, our former President and Chief Executive Officer and our principal executive officer for all of fiscal 2007;

•	Ross A. Longhini, our current President and Chief Executive Officer, who, in his capacity as our Executive Vice President and Chief Operating Officer, was one of our three other most highly compensated executive officers for fiscal 2007;

•	Mark A. Heggestad, our Executive Vice President and Chief Financial Officer and our principal financial officer for all of fiscal 2007, and

•	Stephen J. McGill and Andrew E. Joiner, constituting our two other most highly compensated executive officers for fiscal 2007.
     In this discussion, we refer to each such individual as a “named executive officer.”
Compensation Objectives and Philosophy
     The compensation committee of our board of directors oversees the design and administration of our executive compensation program as discussed under the heading “Election of Directors—Board and Board Committees—Compensation Committee” located on pages 5-6 of this proxy statement. In setting executive compensation, the compensation committee primarily seeks to:
•	set base and overall compensation at levels that support our efforts to attract and retain experienced executive talent necessary to grow our business;

•	reward performance, company growth, business improvement and advancement of long-term strategic initiatives; and

•	align executive interests with shareholder interests in sales growth, operating profit, cash flow and long-term stock price appreciation.
     In order to achieve these objectives, our compensation plans and board and committee compensation decisions are generally based upon the following philosophies and principles:
•	In assessing the total mix of compensation paid to our executives, we seek to set base compensation at levels that allow us to provide meaningful and competitive current income, but place a significant portion of total potential compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation.

•	Because we compete for executive talent, we compare our compensation programs with the executive compensation policies, practices and levels at medical device companies specifically selected for comparison by our compensation committee, based upon size, complexity and growth profile.

•	We consider individual performance and competence as significant factors in setting base cash compensation and in granting equity-based compensation, but focus our incentive cash compensation program on company-specific financial goals to promote a cohesive, performance-focused culture among our executive team.

•	We utilize equity-based awards, currently consisting entirely of stock options, to provide the greatest long-term potential value to our named executive officers and to firmly align such executives’ interests with those of our shareholders.

•	Among the named executive officer group, we believe that individuals with greater responsibility for achieving performance and strategic objectives should have a greater portion of their total potential compensation at risk based upon whether those goals are achieved or surpassed.
Setting Executive Compensation
     The compensation committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:
•	each executive’s position within the company and the level of responsibility;

•	the skills and experiences required by an executive’s position;

•	the executive’s individual experience and qualifications;

•	the competitive environment for comparable executive talent having similar experience, skills and responsibilities;

•	company performance compared to specific objectives;

•	individual performance;

•	the executive’s current and historical compensation levels;

•	the executive’s length of service to our company;

•	compensation equity and consistency across all executive positions and the relationship of executive compensation to broader internal pay structures; and

•	the retention value of executive equity holdings, including outstanding stock options.

     As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered in comparative third-party surveys and databases of current proxy information that we believe to be relevant, considering our size and industry. For fiscal 2007, the comparative data that we used in reviewing named executive officer compensation consisted of data from the EquilarInsight™ Public Medical Companies database, from which we selected the following groups for review:
•	Comparable Companies. The following selected comparable companies determined to have competitive relevance, to be high growth companies, and having strong market capitalization:

ArthroCare Corporation	Intuitive Surgical, Inc.
Conceptus, Inc.	Kyphon Inc.
Cytyc Corporation	Mentor Corporation
ev3 Inc.	ResMed Inc.
FoxHollow Technologies, Inc.	Wright Medical Group, Inc.
•	Pertinent Companies — Revenue. Medical device companies selected on the basis of annual revenues, ranging between $400 million and $1.0 billion, which consisted of the following:

Advanced Medical Optics, Inc.	Hanger Orthopedic Group, Inc.
ALARIS Medical Systems, Inc.	Inverness Medical Innovations, Inc.
Alliance Imaging, Inc.	Millipore Corporation
Arrow International, Inc.	Mine Safety Appliances Company
CONMED Corporation	PolyMedica Corporation
The Cooper Companies, Inc.	ResMed Inc.
CTI Molecular Imaging, Inc.	SOLA International Inc.
Cytyc Corporation	Sybron Dental Specialties, Inc.
Diagnostic Products Corporation	VIASYS Healthcare Inc.
Edwards Lifesciences Corporation	West Pharmaceutical Services, Inc.
Haemonetics Corporation
•	Pertinent Companies — Employees. Medical device companies selected on the basis of their reported employee base, ranging from 900 to 2,500 employees, which consisted of the following:

1-800 CONTACTS, INC.	Intermagnetics General Corporation
Align Technology, Inc.	Inverness Medical Innovations, Inc.
Alliance Imaging, Inc.	Lakeland Industries, Inc.
Analogic Corporation	Mentor Corporation
Bio-Reference Laboratories, Inc.	Merit Medical Systems, Inc.
Biosite Incorporated	Microtek Medical Holdings, Inc.
Bruker BioSciences Corporation	National Dentex Corporation
CTI Molecular Imaging, Inc.	Orthofix International N.V.
Cytyc Corporation	PolyMedica Corporation
Datascope Corp.	ResMed Inc.
DJO Incorporated	Symmetry Medical Inc.
Encore Medical Corporation	Thoratec Corporation
Haemonetics Corporation	VIASYS Healthcare Inc.
HealthTronics, Inc.	Vital Signs, Inc.
ICU Medical, Inc.	Wright Medical Group, Inc.
Inamed Corporation	ZOLL Medical Corporation
Integra LifeSciences Holdings Corporation

     After considering the relevance of each data set to a particular named executive officer position (based primarily on an assessment of whether the data included a sufficient number of comparable incumbents), the information from these surveys was reviewed by the committee to assist it in setting fiscal 2007 base salary and annual incentive compensation, and in granting long-term equity-based incentive compensation for fiscal 2007, in the form of stock options, to our named executive officers. Although the committee seeks to set executive compensation at levels believed to be competitive within the ranges implied by survey data, the survey data is only one factor in the committee’s overall compensation decision-making process, and is not used as a stand-alone benchmarking tool. Given our access to pertinent data, we did not retain a compensation consultant in connection with our fiscal 2007 compensation decisions, but may in the future utilize such firms to evaluate the overall effectiveness and competitiveness of our executive compensation programs.
     Although the major determinants of named executive officer compensation are the factors listed above, our executive compensation decisions are congruent with Sections 162(m) and 409A of the tax code, and compensation expense charges under FASB Statement 123R, which we implemented beginning on January 1, 2006. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is deemed to be “performance-based” under Section 162(m) and its associated rules and regulations. Our 2005 Stock Incentive Plan and grant practices have been structured to qualify stock options issued under the plan as “performance-based” compensation for purposes of Section 162(m). Therefore, compensation earned by our named executive officers upon the exercise of options issued under the plan is not subject to the $1.0 million deduction limitation. The ability to qualify options as “performance based” compensation is a benefit, but not a primary factor, in our decision to utilize options as a long term incentive for our named executive officers. The non-performance-based compensation paid to our named executive officers for 2007 did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid to our executive officers for fiscal 2008 will exceed that limit.
     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance arrangements. The final regulations became available in April of 2007, and our named executive officer compensation arrangements are in compliance with the revised statutory provisions.
Executive Compensation Components for 2007
     The principal elements of our executive compensation program for 2007 were:
•	base salary;

•	short-term cash incentive compensation;

•	long-term equity-based incentive compensation, in the form of stock options;

•	employment and change in control benefits;

•	limited perquisites (including, in select cases, limited spousal travel for two key company meetings) and international expatriate benefits such as annual home leave; and

•	other benefits made generally available to our employees.
     In allocating compensation across these elements, the compensation committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the compensation committee seeks to place a significant percentage of an executive’s total potential compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation. In addition, the committee generally tends to place a greater proportion of total potential compensation at risk for those named executive officers having greater responsibility for, and ability to influence, overall company performance.

Base Salary
     Overview. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, base salaries are generally set at levels believed to attract and retain executives by providing sufficient current income, and to reward individual performance and contributions to our overall business objectives, but without detracting from the executives’ incentive to realize additional compensation through our performance-based compensation programs and stock options.
     Base salaries are reviewed annually by the compensation committee following the end of each fiscal year, utilizing comparative market data and performance ratings based upon a review of company and individual performance.
     In setting 2007 base compensation, company performance was measured based upon the company’s level of achievement of eight key company objectives for 2006. These objectives consisted of financial performance goals (measured by 2006 revenues, gross margins, operating income, days sales outstanding and inventory turns, all as compared to the company’s internal 2006 plan), the number of patient cures provided (which is an outgrowth of our product unit sales), new product introductions and other specific business and strategic objectives. For each objective, the president and chief executive officer determined a level of achievement, which was reviewed by the committee. In reviewing performance against these objectives, both the CEO and the committee took into account the three significant acquisitions that occurred during the year—Solarant, BioControl and Laserscope—and the impact of these acquisitions on the ability to achieve the earlier established objectives.
     Individual performance for all named executive officers other than the president and chief executive officer was determined by the CEO and reviewed by the committee. The CEO’s individual performance was separately reviewed by the committee. In determining individual performance of the officers reporting to the CEO, the CEO provides the committee with an overall numerical performance rating, separate rankings tied to performance against desired behaviors and professional growth, and a narrative report supporting the ratings. In assessing CEO performance, the committee evaluates company results, the CEO’s leadership, expansion in the CEO’s responsibilities compared to the prior year, and anticipated expansion in the responsibilities for the upcoming year.
     As a result of the committee’s evaluation of these factors, base salaries may be adjusted by the committee to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.
     2007 Decisions and Analysis. For fiscal 2007, base salaries levels established for our named executive officers differed from 2006 levels as follows:

	Base Salary Level
Name	2006	2007	% Change
Martin J. Emerson	$330,000	$365,000	10.6%
Ross A. Longhini	$280,000	$310,000	10.7%
Mark A. Heggestad	$265,000	$265,000	—
Stephen J. McGill	$245,000	$263,000	7.3%
Andrew E. Joiner	$235,000	$250,000	6.4%
     The base salary levels reflected above differ from the amounts listed in the Summary Compensation Table on page 20 as the Summary Compensation Table reports actual salary earned during the fiscal year, taking into consideration salary increases that occurred during the year and payouts of unused paid time off.
     The increases in the base salary levels for the named executive officers from 2006 to 2007 are attributable to individual executive performance, as reviewed and assessed as described above, and the following additional considerations:

•	Mr. Emerson’s base salary was increased to reflect the increased complexity of the company’s business following the Laserscope acquisition and the fact that his compensation was determined to be well below the midpoint in the relevant comparative data.

•	Mr. Longhini’s base salary was increased after taking into account his expanding role as Chief Operating Officer, his responsibilities following the Laserscope acquisition, and the increase in responsibilities and adjacent complexities of the business and his position. His base salary was also low compared to market data.

•	The base salary increase for Mr. McGill was due to his expanded role as head of global sales and international operations following the Laserscope acquisition and the resulting expansion of the sales force under his direction. His base salary was also low compared to market data.

•	As general manager of the company’s growing women’s health business, Mr. Joiner’s base salary was determined to be relatively low, compared to market data.
     Mr. Heggestad’s base salary level for 2006 and 2007 was established at the time he joined the company on December 18, 2006 as a result of the committee’s assessment of the responsibilities of the CFO position, market data for those responsibilities and his most recent compensation.
Short-Term Incentive Compensation
     Overview. In fiscal 2007, we provided executives with the opportunity to earn short-term cash incentive compensation through our Executive Variable Incentive Plan, which we refer to as the “EVIP.”
     The EVIP is designed to reward named executive officers for achieving and surpassing specified company financial goals related to company growth and business improvement, and to align named executives’ interests with shareholder interests We believe the EVIP to be a valuable element of executive compensation because it offers a means for executives to realize significant, additional near-term cash compensation on top of base salary as a reward for promoting equity appreciation through sales growth, operating profit and prudent cash flow management. The EVIP intentionally excludes rewards based upon individual performance in order to promote a cohesive, performance-focused culture among our executive team and align the interests of our executives and senior management, as a group, with our financial goals.
     2007 Decisions and Analysis. In February 2007, the compensation committee and our board of directors established initial annual target dollar bonus amounts under the EVIP as follows:

	2007 EVIP	Target as % of 2007
Name	Target	Base Salary Level
Martin J. Emerson	$255,500	70%
Ross A. Longhini	$155,000	50%
Mark A. Heggestad	$132,500	50%
Stephen J. McGill	$118,350	45%
Andrew E. Joiner	$112,500	45%
     The target amount established for each executive officer was determined based upon a review of comparative market data regarding target incentives and total cash compensation for each position, the committee’s views as to the appropriate mix of risk and reward in the total compensation package, and the executive’s level of responsibility within the company for achieving financial results. Target bonus levels are subject to increase within a fiscal year based upon promotions, although no such changes were made in 2007.
     For fiscal 2007, the committee adopted changes to the prior EVIP structure and formula in an effort to reduce complexity, better align the plan metrics with investment community measures and reinforce long-term decision making, while retaining competitive incentives and cohesive focus on shared corporate goals. For 2007, the EVIP provided for cash bonuses based on achievement of net sales, net income and free cash flow objectives in the 2007 operating plan (but subject to a “lookback” feature to trailing quarters, as described below, in the case of net sales and net income payouts) according to the following formula:

		Minimum	Target	Maximum
		Achievement	Achievement	Achievement
Objective	Weighting	Payout	Payout	Payout
Net Sales	50%	25% payment for achieving 90% of plan	100% payment for achieving 100% of plan	200% payment for achieving 115% or more of plan
Net Income	30%

Free Cash Flow	20%	50% payment for achieving 70% of plan		200% payment for achieving 130% or more of plan
     The net sales and net income achievement is determined and paid on a quarterly basis. Each quarter, the actual results for the most recent and three trailing quarters were weighted to calculate the actual bonus performance for payout. The quarters were weighted 40% for the most recent quarter and 20% for each of the three previous quarters, and each quarterly measurement was compared to planned levels of quarterly financial performance to determine an overall percentage achievement factor. This factor was then applied to 25% of each executive’s annual target bonus to determine the quarterly payout amount. The free cash flow achievement was determined and paid on an annual basis. For purposes of the EVIP, “free cash flow” is defined as net cash provided by operating activities, less capital expenditures.
     Fiscal 2007 EVIP objectives were derived from our overall fiscal year operating plan established by senior management and approved by our board of directors at the beginning of the year after taking into account a variety of factors, the most material of which are our prior year results, expected economic and market influences, growth, investment requirements and our competitive situation. If there is a material unanticipated event such as an acquisition, actual results may be adjusted to exclude the event for purposes of the EVIP, or the operating plan may be adjusted to reflect the event. Any such proposed adjustment will be approved by the compensation committee. During 2007, adjustments were made for an IPR&D charge related to a milestone payment on a prior acquisition, litigation settlement charges related to a dispute over milestone payments on a prior year acquisition and the results of discontinued operations of the Laserscope aesthetics business.
     For 2007, the annual net sales, net income and free cash flow targets were set at $500.1 million, $57 million and $73.8 million, respectively. Our actual results for net sales, net income and free cash flow, on an annual basis, were $463.9 million, $31.7 million and $26.1 million, respectively, representing 92.8%, 55.6% and 35.3% of each of the respective target levels. After giving effect to the quarterly measurement and lookback for our net sales and net income goals, and the weight assigned to each of the net sales, net income and free cash flow components indicated above, the aggregate annual payout under the EVIP was 36% of each named executive officer’s target amount.
Long-Term Incentive Compensation — Stock Options.
     Overview. Consistent with our compensation philosophies related to performance-based compensation, long-term shareholder value creation and alignment of executive interests with those of shareholders, we grant long-term incentive compensation, in the form of stock options, to our named executive officers, to our other executive officers and across our organization generally.
     For our named executive officers, we believe that stock options offer the best incentives and tax attributes necessary to motivate and retain such individuals to enhance overall enterprise value. Stock options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest.” This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase shareholder value.
     Our stock options generally vest over a period of four years, with 25% of the shares underlying the stock option vesting at the end of the calendar quarter closest to the first year anniversary of the date of grant. Thereafter, shares underlying the option vest in equal increments on the last day of each calendar quarter after the initial vesting date so that the entire option is fully vested four years after the date of grant. However, the committee may from time to time grant options that vary from this vesting schedule. Our policy is to only grant options with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.
     We generally grant options to our named executive officers upon initial employment and thereafter on an annual basis. Other employees are granted stock options or restricted stock upon initial employment and thereafter on a performance and promotion basis. Annual named executive officer option grants are generally made early in the year, in conjunction with annual base salary determinations and establishment of the EVIP targets and metrics for the year. From time to time we may make one-time grants to recognize promotion and, less frequently, to recognize consistent, long-term contribution, or for specific incentive purposes. The compensation committee, which has been delegated the authority to administer our 2005 Stock Incentive Plan under which we make equity awards, has adopted a stock option grant policy regarding the times at which grants will generally be made. Under this policy, annual grants to named executive officers are made at the time of the first board meeting during the fiscal year or as soon as possible thereafter, promotion grants to named executive officers are made at the time of the next compensation committee meeting following the promotion or on the date of the promotion, and new executive officer hire grants are made either at the compensation committee meeting preceding the date of employment (with the effective date and pricing on the start date) or by the compensation committee as soon as practicable immediately following the hire date. We do not have any program, plan or practice to time stock option or other equity award grants to executive officers or to any other recipients in coordination with the release of material non-public information.
     2007 Decisions and Analysis. In granting stock options to named executive officers for fiscal 2007, the compensation committee used comparative compensation data from the surveys cited above, and considered each named executive officer’s role and responsibilities, ability to influence long-term value creation, retention and incentive factors and current stock and option holdings at the time of grant, as well as individual performance, which is the primary factor in the committee’s decisions. Although we do not have any detailed stock retention or ownership guidelines, the company’s board of directors and the compensation committee generally encourage our executives to have a financial stake in our company in order to align the interests of our stockholders and management, and view stock options as a means of furthering this goal. The company will continue to evaluate whether to implement a stock ownership policy for its officers and directors.
     Information regarding the stock option grants made to our named executive officers for fiscal 2007 is included in the Summary Compensation Table on page 20, in the Grants of Plan-Based Awards Table on page 24, and in the Outstanding Equity Awards at Fiscal Year-end Table on page 26.
     For fiscal 2007, the committee granted options to purchase 125,000 shares to Mr. Emerson based upon his contributions in 2006 and his expanded responsibilities in 2007, 50,000 shares to Mr. Longhini based upon his contributions in 2006 and his expanded responsibilities in 2007, 40,000 shares to Mr. McGill based upon the breadth of his responsibilities and performance, and 20,000 shares to Mr. Joiner based upon his responsibility level and contribution. Mr. Heggestad was granted options to purchase 175,000 shares at the time he joined the company in December 2006 in anticipation of his service in 2007 (based upon his position, the committee’s desire to align his long-term interests with those of the company’s stockholders, and internal equity considerations relative to the company’s other principal officers), and therefore did not receive an additional grant in February 2007.
Certain Employment and Change in Control Agreements
     During fiscal 2007, we were a party to executive employment agreements with Mr. Emerson, Mr. Longhini and Mr. Heggestad. We are also a party to a letter agreement and an employment agreement with Mr. McGill, originally entered into in connection with his relocation from Scotland to the United States in the spring of 2005. The terms of these agreements as currently in effect are described under the heading “Executive Compensation—Summary of Compensation—Employment and Relocation Agreements” on page 23, and include provisions requiring us to continue to pay salary, benefits and, in the case of Mr. McGill, repatriation costs, upon certain events, all as more fully described under the heading “Executive Compensation—Potential Payments upon Termination or Change in Control—Employment Agreement Termination Benefits” on pages 28-30.
     We also entered into change in control severance agreements with each of our senior management officers, including our named executive officers, in April 2007 (which were amended in March 2008 to comply with Section 409A of the Internal Revenue Code), as described in detail under the heading “Executive Compensation—Potential Payments upon Termination or Change in Control—Change in Control Severance Agreements” on pages 30-32.
     These employment and change in control severance agreements are an important element in our executive compensation program. Severance commitments help us attract and retain key management talent by assuring our key executives a level of economic security in the event of their termination without cause. Similarly, our change in control severance agreements provide our named executive officers with a measure of economic security in the event of any change in control, as well as additional incentives, through equity acceleration, to execute and complete any change in control transaction that the board of directors believes is in the best interests of our stockholders. We believe similar protection is typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive.
     As described in more detail below, we have structured our change in control severance agreements to provide for acceleration of outstanding options and equity awards upon completion of a change in control, regardless of any impact on the executive’s employment, but have linked salary, bonus and benefits protections to subsequent actual or constructive termination within a period of twelve months following a change in control. We believe that it is important to accelerate equity awards in this manner as it better aligns our executives’ interests with those of our stockholders by allowing them to participate fully in the benefits of the change in control as to all of their equity. Conversely, we believe that other payments should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease in the executive’s transition to new employment.
Limited Perquisites; Other Benefits
     It is generally our policy not to extend significant perquisites to our executives beyond those that are available to our employees generally, such as 401(k) matching contributions and health, dental and life insurance benefits. In addition, employees who terminate employment after age 40 with 15 or more years of service are eligible for coverage under our retiree health plan. We pay a portion of the cost for retirees who were hired by us prior to January 1, 2000. Retirees who were hired on or after January 1, 2000 are responsible for the full cost of coverage. We do not provide pension arrangements for our U.S.executives or employees.
     We maintain an unfunded nonqualified deferred compensation plan that is described under the heading “Executive Compensation—Nonqualified Deferred Compensation” on pages 27-28, in which our named executive officers are eligible to participate.
     In 2007 we paid certain amounts to or on behalf of Mr. McGill pursuant to commitments made to him in connection with his relocation from Scotland in 2005, and necessary, in the view of the committee, to attract and retain Mr. McGill. Amounts paid for 2007 are summarized in the footnotes to the Summary Compensation Table on pages 20-22 below, and included home leave travel expenses for Mr. McGill’s family, visa renewal costs, related tax gross up payments, payments for tax preparation assistance, and contributions to Mr. McGill’s personal pension plan in the U.K. in lieu of paying Mr. McGill matching 401(k) plan or supplemental savings contributions under our non-qualified savings plan.
     In 2007 we also paid travel expenses and related tax gross up payments for spousal travel in connection with significant company-sponsored events. These expenses and gross ups were paid for Mr. Emerson’s spouse in connection with a sales force incentive trip, and for Mr. Longhini’s spouse in connection with a meeting with distributors.

Total Compensation Mix
     The table below illustrates how total compensation for our named executive officers for 2007 was allocated between “at-risk” and base salary components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components, based upon the amounts reported in the Summary Compensation Table on page 20 below. When applicable, the table utilizes the equity values included in the Summary Compensation Table based upon 2007 financial statement expensing.

			Total Compensation Mix
	(base salary, annual cash incentives and long-term equity incentives)
	% of Total Compensation(1)		% of Performance Based		% of Total Compensation(1)
	that is:		Total Compensation that is:		that is:
		Base			Cash	Equity
	“At Risk” (2)	Salary (3)	Annual (4)	Long-Term (5)	Based (6)	Based (7)
Martin J. Emerson	72%	25%	8%	92%	31%	66%
Ross A. Longhini	66%	32%	8%	92%	37%	61%
Mark A. Heggestad	58%	40%	12%	88%	47%	51%
Stephen J. McGill	65%	30%	7%	93%	35%	60%
Andrew E. Joiner	59%	39%	10%	90%	44%	53%

(1)	Because perquisites and other components reported in the all other compensation column of the Summary Compensation Table are included in the total compensation amount, the named executive officer’s sum of the percentages of “at risk” and base salary components of compensation and sum of the percentages of cash based and equity based components of compensation will not equal 100%.

(2)	Annual cash incentives plus long-term equity incentives divided by total compensation

(3)	Base salary divided by total compensation

(4)	Annual cash incentives divided by annual cash incentives plus long-term equity incentives

(5)	Long-term equity incentives divided by annual cash incentives plus long-term equity incentives

(6)	Base salary plus annual cash incentives divided by total compensation

(7)	Long-term equity incentives divided by total compensation
     We believe that the above table illustrates general alignment of our 2007 named executive officer compensation with our overall compensation objective and philosophies of emphasizing performance-based and long-term equity-based compensation.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended December 29, 2007 with management. Based on the foregoing reviews and discussions, the compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 29, 2007 and the proxy statement for the 2008 Annual Meeting of Stockholders to be held on May 8, 2008.
     Albert Jay Graf (Chair)
     D. Verne Sharma
     The foregoing Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
Summary of Compensation
     The following table shows the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 29, 2007 and December 30, 2006; however, 2006 information is not provided for Mr. Joiner because he was not a named executive officer during fiscal year 2006.
SUMMARY COMPENSATION TABLE—2007

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	Total ($)
Martin J. Emerson(4)	2007	$369,327	$997,845	$91,316	$48,153	$1,506,641
Former President and Chief Executive Officer	2006	$327,692	$764,612	$215,624	$40,317	$1,348,245

Ross A. Longhini(4)	2007	$319,236	$615,757	$55,397	$21,013	$1,011,403
Interim President and Chief Executive Officer	2006	$268,462	$884,965	$138,515	$19,732	$1,311,674
Executive Vice President,Chief Operating Officer

Mark A. Heggestad	2007	$265,000	$340,514	$47,357	$11,615	$664,486
Executive Vice President,Chief Financial Officer	2006	$10,192	$11,226	—	—	$21,418

Stephen J. McGill	2007	$272,840	$538,988	$42,298	$45,609	$899,735
Senior Vice President, Global Sales	2006	$244,416	$508,576	$107,603	$119,139	$979,734

Andrew E. Joiner Vice President, General Manager Women’s Health	2007	$263,596	$364,234	$40,209	$15,066	$683,105

(1)	Reflects the dollar amount recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal years ended December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. We refer you to Note 10 to our consolidated financial statements for the fiscal year ended December 29, 2007 for a discussion of the general assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 29, 2007 in accordance with FAS 123R. The specific assumptions used in the valuation for fiscal year ended December 29, 2007 of each option grant are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option
03/04/2002	3.00%	0.00%	61.75%	5.0 years
12/16/2002	3.00%	0.00%	61.75%	5.0 years
01/02/2003	3.81%	0.00%	43.20%	7.0 years
02/07/2003	3.81%	0.00%	43.20%	7.0 years
02/18/2004	3.56%	0.00%	42.15%	6.4 years
01/24/2005	3.95%	0.00%	38.80%	6.8 years
05/06/2005	3.87%	0.00%	38.10%	3.9 years
06/20/2005	3.78%	0.00%	38.10%	4.0 years
06/20/2005	3.78%	0.00%	38.10%	3.5 years
02/09/2006	4.55%	0.00%	36.41%	5.3 years
02/09/2006	4.59%	0.00%	34.60%	3.9 years
06/15/2006	5.03%	0.00%	36.73%	5.2 years
06/15/2006	5.05%	0.00%	33.04%	3.8 years
12/18/2006	4.57%	0.00%	35.71%	5.8 years
02/09/2007	4.78%	0.00%	34.08%	4.9 years

(2)	Represents amounts earned under the 2007 Executive Variable Incentive Plan and 2006 Executive Variable Incentive Plan for fiscal years ended December 29, 2007 and December 30, 2006, respectively. The 2007 Executive Variable Incentive Plan is described in more detail under the heading “Compensation Discussion and Analysis.”

(3)	The amounts shown in this column include the following with respect to each named executive officer:

						Life
		401(k)	Profit	Supplemental	UK	Insurance	Expatriate-	Spousal
Name	Year	Match(a)	Sharing(b)	Match(c)	Pension(d)	Premiums	related(e)	Travel(f)
Martin J. Emerson	2007	$9,000	$2,168	$10,281	—	$889	—	$25,815
	2006	$8,800	$4,257	$11,888	—	$741	—	$14,631
Ross A. Longhini	2007	$9,000	$2,168	$5,069	—	$681	—	$4,095
	2006	$8,800	$4,257	$6,101	—	$574	—	—
Mark A. Heggestad	2007	$9,000	$2,168	—	—	$447	—	—
	2006	—	—	—	—	—	—	—
Stephen J. McGill	2007	—	$2,168	—	$28,107	$576	$14,758	—
	2006	—	$4,257	—	$20,934	$437	$78,730	$14,781
Andrew E. Joiner	2007	$8,893	$2,168	$3,467	—	$538	—	—

(a)	Represents matching amounts contributed by the company under our 401(k) plan.

(b)	Represents discretionary profit sharing contributions by the company under our 401(k) plan. An equal profit-sharing amount is given to all full-time AMS’ employees eligible under the plan.

(c)	Represents matching amounts contributed by the company under our Non-Funded Deferred Compensation and Supplemental Savings Plan. The amounts for fiscal year 2007 are also set forth under the column “AMS Contributions in FY 2007” in the Nonqualified Deferred Compensation table below.

(d)	Represents amounts contributed by us to Mr. McGill’s personal pension plan that he previously established and currently maintains in the UK pursuant to the agreement entered into with Mr. McGill described in more detail below under the heading “—Employment and

Relocation Agreements.” These amounts are reflected in U.S. dollars but were contributed in pounds sterling. Conversion into U.S. dollars was based on the conversion rate used for our financial statement reporting purposes at the end of each month during fiscal year 2006 and fiscal year 2007, respectively. The conversion rates used in fiscal year 2006 were in a range of one pound sterling to $1.73978 and one pound sterling to $1.95930. The conversion rates used in fiscal year 2007 were in a range of one pound sterling to $1.95308 and one pound sterling to $2.06400. A UK personal pension plan is a UK approved self-directed retirement account maintained by an individual, at least 75 percent of which must be used at retirement (between age 50 and 75) to purchase an annuity that pays an annual pension benefit for life.

(e)	For fiscal years 2006 and 2007, represents the following expatriate-related benefits provided under the agreement entered into with Mr. McGill described in more detail below under the heading “—Employment and Relocation Agreements”:

Fiscal year 2006
•	$14,992 in closing cost payments to purchase his home in Minnesota,

•	$20,000 in a relocation allowance payments and $9,717 in a tax gross-up payment for such payments,

•	$14,400 in auto allowance payments,

•	$6,000 in effective purchaser premium payments,

•	$250 in payments to PricewaterhouseCoopers for tax assistance, and

•	$13,371 for Mr. McGill’s wife’s home leave air travels to Scotland and a tax gross-up payment for such payments. Even though we are required to also provide Mr. McGill airfare once a year to visit Scotland, we have not included the cost of his airfare because his trip to Scotland coincided with business performed in Scotland and there was no incremental cost to the company to provide such airfare.

Fiscal year 2007
•	$9,990 for the home leave air travels for Mr. McGill’s wife and children to Scotland and a tax gross-up payment for such payments. Even though we are required to also provide Mr. McGill airfare once a year to visit Scotland, we have not included the cost of his airfare because his trip to Scotland coincided with business performed in Scotland and there was no incremental cost to the company to provide such airfare.

•	$3,955 for expenses incurred in connection with renewal of visas for Mr. McGill and his family and a tax gross-up payment for such payments.

•	$813 in payments to PricewaterhouseCoopers for tax assistance.

(f)	For fiscal year 2006, represents travel expenses and tax gross-up payments on such expenses for the spouses of Mr. Emerson and Mr. McGill to accompany them on the sales force incentive trip. For fiscal year 2007, represents travel expenses, and tax gross-up payments on such expenses, for the spouse of Mr. Emerson to accompany him on the sales force incentive trip and for the spouse of Mr. Longhini to accompany him to a meeting with distributors of our products.
(4)	Mr. Emerson resigned from his position as president and chief executive officer after the 2007 fiscal year end. Mr. Longhini was appointed as our president and chief executive officer in January 2008 and is serving on an interim basis while we conduct a search for a permanent president and chief executive officer.

Employment and Relocation Agreements.
     We have continuing employment agreements with Mr. Longhini and Mr. Heggestad and, prior to his resignation, had entered into an employment agreement with Mr. Emerson. All of the employment agreements have an initial term of two years and automatically renew for successive one-year periods until either the executive provides or we provide notice of termination. The agreements generally provide for base salary, participation in incentive compensation plans adopted by the board of directors, and, if the agreement was entered into at the time of the executive’s initial employment, an initial grant of options to purchase shares of our common stock. The agreements also entitle the executives to participate in our other standard benefit programs and contain customary confidentiality and non-competition provisions. In addition, these agreements provide that in connection with the termination of their employment in certain circumstances, the company is required to make certain payments to the executive officer as described in detail below under the heading “—Potential Payments Upon Termination or Change in Control—Employment Agreement Termination Benefits.”
     For a discussion of a recent amendment to Mr. Emerson’s employment agreement and the separation agreement entered into with Mr. Emerson in connection with his recent resignation from the company, see below under the heading “—Potential Payments Upon Termination or Change in Control—Employment Agreement Termination Benefits.”
     Mr. McGill relocated from Scotland to the United States in the spring of 2005. Pursuant to a letter agreement with Mr. McGill dated March 31, 2005, we provide for certain benefits related to his relocation to the United States, including:
•	our agreement to make certain contributions to Mr. McGill’s UK personal pension plan,

•	effective purchaser premium payments, which represent an estimate of the purchasing inefficiencies that an expatriate such as Mr. McGill might experience in transitioning from buying goods in Scotland to buying goods in the United States, in the amount of $1,000 per month from May through October 2005, $750 per month from November 2005 through April 2006, and $500 per month from May through October 2006,

•	a car allowance equal to $1,200 per month,

•	reimbursement for tax assistance limited to filing Mr. McGill’s home and host country tax returns and compliance with the local tax laws of both countries,

•	reimbursement for a total of four home leave, economy air fares to Scotland to be used by either Mr. McGill, his wife or his two children each year, and

•	two months’ base pay for miscellaneous moving expenses.
     We subsequently entered into our standard at-will employment agreement with Mr. McGill on April 7, 2005 that contains customary confidentiality, invention assignment and non-competition provisions and sets forth the monthly contributions made by us to his UK personal pension plan based on his compensation as follows: 7 percent from age 40-45, 10 percent from age 46-50, 11 percent from age 51-55, and 12 percent after age 55. The amounts contributed by the company to the UK personal pension plan on his behalf, as well as the other benefits provided to him during fiscal years 2007 and 2006 pursuant to his agreement, are set forth in the All Other Compensation column of the Summary Compensation Table above and identified and quantified in footnote 3. In addition, the letter agreement provides that in connection with the termination of his employment in certain circumstances, the company is required to repatriate Mr. McGill, his family and his belongings to Scotland and make certain payments to him as described in detail under the heading “—Potential Payments Upon Termination or Change in Control—Employment Agreement Termination Benefits.”
Change in Control Severance Agreements
     We have entered into agreements with our current executive officers that require us to provide compensation to them in the event of a termination of their employment in connection with a change in control of our company as described in detail under the heading “—Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements.”

Non-Funded Deferred Compensation and Supplemental Savings Plan.
     We maintain an unfunded, nonqualified deferred compensation plan to provide certain management employees, including all of our named executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code, as described in more detail under the heading “—Nonqualified Deferred Compensation” below.
Indemnification Agreements.
     We have entered into indemnification agreements with our executive officers under which we are required to indemnify such individuals against expenses, judgments, fines, settlements and amounts actually and reasonably incurred by the executive officer arising out of performance of his or her duties to the company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.
Grants of Plan-Based Awards
     The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended December 29, 2007. Plan-based awards were granted to our named executive officers during fiscal year 2007 under the 2007 Executive Variable Incentive Plan (EVIP) and the 2005 Stock Incentive Plan (2005 SIP). The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below or in the narrative following the table below.
GRANTS OF PLAN-BASED AWARDS—2007

					All Other Option	Exercise or	Grant Date
		Estimated Possible Payouts Under			Awards: Number	Base Price	Fair Market
		Non-Equity Incentive Plan Awards(1)			of Securities	of Option	Value of
	Grant	Threshold		Maximum	Underlying	Awards	Option
Name	Date	($)	Target ($)	($)	Options (#)(2)	($/Sh) (3)	Awards(4)
Martin J. Emerson EVIP	02/09/07	$63,875	$255,500	$511,000	—	—	—
2005 SIP	02/09/07	—	—	—	125,000	$20.39	$964,613
Ross A. Longhini EVIP	02/09/07	$38,750	$155,000	$310,000	—	—	—
2005 SIP	02/09/07	—	—	—	50,000	$20.39	$385,845
Mark A. Heggestad EVIP	02/09/07	$33,125	$132,500	$265,000	—	—	—
2005 SIP	—	—	—	—	—	—	—
Stephen J. McGill EVIP	02/09/07	$29,588	$118,350	$236,700	—	—	—
2005 SIP	02/09/07	—	—	—	40,000	$20.39	$308,676
Andrew E. Joiner EVIP	02/09/07	$28,125	$112,500	$225,000	—	—	—
2005 SIP	02/09/07	—	—	—	20,000	$20.39	$154,338

(1)	The amount in the threshold, target and maximum columns represent the potential minimum, target and maximum payouts under the 2007 Executive Variable Incentive Plan, the material terms of which are described in more detail above under the heading “Compensation Discussion and Analysis.” The actual amounts earned in 2007 for each named executive officer based on the achievement of the performance criteria underlying the grant is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

(2)	Represents options granted under our 2005 Stock Incentive Plan, the material terms of which are described in more detail below under the heading below “—2005 Stock Incentive Plan.”

(3)	For purposes of the plan, the “fair market value” of a share of our common stock on the date of grant is the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). The exercise price of the options granted to our named executive officers in fiscal year 2007 was not less than the closing market price, as reported on the Nasdaq Global Select Market, on the grant date. For further information, see the description of our 2005 Stock Incentive Plan under the heading “ —2005 Stock Incentive Plan” below.

(4)	We refer you to Note 10 to our consolidated financial statements for the fiscal year ended December 29, 2007 for a discussion of the general assumptions made in calculating the grant date fair value of option awards. The specific assumptions used in the valuation of these options are summarized in the table below:

	Risk Free	Expected Dividend	Stock Price	Expected
Grant Date	Interest Rate	Rate	Volatility	Life of Option
02/09/2007	4.78%	0.00%	34.08%	4.9 years
2007 Executive Variable Incentive Plan.
     The 2007 Executive Variable Incentive Plan provides short-term, cash incentive compensation for senior management, including executive officers, based on performance goals set each year by our compensation committee and board of directors. For a complete description of fiscal 2007’s target bonus and performance goals under the 2007 Executive Variable Incentive Plan, see the discussion of the plan under the heading “Compensation Discussion and Analysis” above.
2005 Stock Incentive Plan
     Under the terms of our 2005 Stock Incentive Plan, our named executive officers, in addition to non-employee directors and other employees and individuals, are eligible to receive equity compensation awards in the form of stock options, stock appreciation rights, restricted stock awards, stock unit grants, performance awards and stock bonuses. To date, only stock options and restricted stock awards have been granted under the plan; however, none of our named executive officers have been granted a restricted stock award. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits. To the extent that any shares subject to outstanding options under our prior 2000 Equity Incentive Plan are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan, such shares are added to the number of shares available for issuance under the 2005 Stock Incentive Plan. As of December 29, 2007, we have granted options to purchase shares for an aggregate of 18,521,290 shares (net of forfeitures) under both plans and 3,244,784 shares remain available for future grants under our 2005 Stock Incentive Plan.
     Under the terms of the 2005 Stock Incentive Plan, options are granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. For purposes of the plan, the “fair market value” of a share of our common stock on the date of grant is the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). We believe that the use of the average of the high and low market price on the date of grant, rather than the closing market price on the date of grant, is a more meaningful measure of fair value as it reduces potential impacts of same-day price volatility. The exercise price of the options granted to our named executive officers in fiscal year 2007 was not less than the closing market price, as reported on the Nasdaq Global Select Market, on the grant date. Options generally become exercisable with respect to twenty-five percent of the shares on the last day of the calendar quarter that is closest to the first anniversary date of the grant. Thereafter, the shares underlying the options vest in 6.25 percent increments on the last day of each calendar quarter after the initial vesting date, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant. Options granted under our 2005 Stock Incentive Plan expire, if not exercised, seven years after the date of grant.
     As described in more detail under the heading “—Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements,” the change in control severance agreements provide that upon a change in control all of the executive officer’s unvested stock options will vest and be immediately exercisable in full and will remain exercisable until two years after the date of the change in control or the date of the executive’s termination of employment with the company, whichever is later, but in no event after the expiration date of any stock option.

Outstanding Equity Awards at Fiscal Year End
     The following table provides information regarding unexercised stock options for each of our named executive officers that remained outstanding at December 29, 2007. We have not granted any other stock awards, such as restricted stock or restricted stock units, to our named executive officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2007

	Option Awards
		Number of
		Securities
	Number of Securities	Underlying
	Underlying	Unexercised	Option
	Unexercised Options	Options (#)	Exercise
Name	(#) Exercisable	Unexercisable(2), (3)	Price ($)	Option Expiration Date
Martin J. Emerson(1)	5,000	—	$4.425	10/03/2008
	13,348	—	$10.719	10/03/2008
	137,499	62,501	$19.690	10/03/2008
	6,674	—	$7.995	10/03/2008
	43,750	56,250	$21.380	10/03/2008
	—	125,000	$20.390	10/03/2008
	93,750	6,250	$14.940	10/03/2008

Ross A. Longhini	54,999	25,001	$19.690	05/05/2012
	308,774	—	$8.080	01/01/2013
	21,875	28,125	$21.380	02/08/2013
	15,625	34,375	$16.475	06/14/2013
	—	*50,000	$20.390	02/08/2014
	93,750	6,250	$14.940	02/17/2014

Mark A. Heggestad	—	175,000	$18.750	12/17/2013

Stephen J. McGill	16,874	13,126	$19.960	06/19/2012
	18,750	—	$8.095	12/15/2012
	19,687	25,313	$21.380	02/08/2013
	—	40,000	$20.390	02/08/2014
	39,375	4,375	$14.940	02/17/2014
	55,000	25,000	$19.723	01/23/2015

Andrew E. Joiner	49,608	—	$5.746	02/27/2011
	14,470	—	$10.719	03/03/2012
	11,249	8,751	$19.960	06/19/2012
	20,000	—	$7.995	02/06/2013
	10,937	14,063	$21.380	02/08/2013
	7,812	17,188	$16.475	06/14/2013
	—	20,000	$20.390	02/08/2014
	37,500	2,500	$14.940	02/17/2014
	41,250	18,750	$19.723	01/23/2015

(1)	Mr. Emerson forfeited all of his unvested options as of his resignation date of January 4, 2008, which was after 2007 fiscal year end. The original expiration dates for Mr. Emerson’s options were April 19, 2011, March 3, 2012, May 5, 2012, February 6, 2013, February 8, 2013, February 8, 2014 and February 17, 2014, respectively.

After Mr. Emerson’s resignation, however, his outstanding, vested options only remain exercisable until October 3, 2008—the date nine months from his resignation date of January 4, 2008 pursuant to the terms of his option agreements.

(2)	Upon the occurrence of a change in control, the unvested and unexercisable options set forth in this column (other than those held by Mr. Emerson and Mr. McGill) will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussions under the headings “Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements” and “ —Potential Payments to Named Executive Officers.”

(3)	Options generally become exercisable with respect to twenty-five percent of the shares on the last day of the calendar quarter that is closest to the first anniversary date of the grant. Thereafter, shares underlying the options vest in equal increments on the last day of each calendar quarter after the initial vesting date, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant.

*	For example, Mr. Longhini was granted an option to purchase 50,000 shares on February 9, 2007. Of the 50,000 options that were unexercisable as of December 29, 2007, 12,500 shares vested on December 31, 2007. Of the remaining 37,500 shares underlying the option, 3,125 vested on March 31, 2008 and 3,125 will vest on the last day of each quarter thereafter through December 31, 2010.
Options Exercised and Stock Vested During Fiscal Year
     None of our named executive officers exercised stock options during the fiscal year ended December 29, 2007. No restricted stock or restricted stock units have been granted to our named executive officers.
Nonqualified Deferred Compensation
     The following table provides information regarding our Non-Funded Deferred Compensation and Supplemental Savings Plan, our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified, during the fiscal year ended December 29, 2007 for each of our named executive officers other than Stephen J. McGill and Mark A. Heggestad. As noted above, Mr. McGill elected to continue under his UK personal pension plan in lieu of participating in our 401(k) plan (other than his participation with respect to the profit sharing contributions by the company under our 401(k) plan) and this non-qualified savings plan at the time of his relocation from Scotland to the United States. Mr. Heggestad did not participate in this non-qualified savings plan.
NONQUALIFIED DEFERRED COMPENSATION—2007

	Executive	AMS
	Contributions in	Contributions in	Aggregate Earnings	Aggregate Balance at
Name	FY 2007 ($)(1)	FY 2007 ($)(2)	in FY 2007 ($)	Last FY ($)(3)(4)
Martin J. Emerson	$15,422	$10,281	$12,274	$124,931
Ross A. Longhini	$12,672	$5,069	$4,684	$68,082
Andrew E. Joiner	$8,669	$3,467	$1,384	$63,723

(1)	Represents amounts reported in the “Salary” and “Non-Equity Incentive Plan Compensation” column in this year’s Summary Compensation Table that were deferred under the plan. No amounts reported in the Summary Compensation Table for fiscal year 2006 were paid and deferred in fiscal year 2007.

(2)	Consists of amounts included in the “All Other Compensation” column in the Summary Compensation Table. See note 3 to the Summary Compensation Table.

(3)	None of our named executive officers made withdrawals or received distributions from their accounts under the plan; however, we will distribute to Mr. Emerson his account balances in 2008 and 2009 in connection with his resignation.

(4)	Of the amounts reported in this column, $11,888 of the amounts reported for Mr. Emerson and $6,101 of the amounts reported for Mr. Longhini were reported as compensation in our Summary Compensation Table for fiscal 2006. Mr. Joiner was not a named executive officer in 2006 and thus no amounts that were reported in this column were reported in the Summary Compensation Table for 2006.
     The AMS Non-Funded Deferred Compensation and Supplemental Savings Plan is an unfunded nonqualified deferred compensation plan that provides certain management employees, including all of our executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code.
     Participants may defer up to 100 percent of base salary and annual cash incentive compensation for a calendar year. The matching formula is the same as for all other of our 401(k) plan participants: 100 percent of the deferral up to 2 percent of compensation and 50 percent of the deferrals from 2 percent to 6 percent of compensation. We credit the deferrals and match to a bookkeeping account maintained for each participant. In addition, the participants receive an earnings credit to their account based on the measuring investments selected by the participant from the group of investment funds available under our 401(k) plan, with the exception of the T. Rowe Price Stable Value Fund. The T. Rowe Price Prime Reserve Fund is available under our Non-Funded Deferred Compensation and Supplemental Savings Plan in lieu of the T. Rowe Price Stable Value Fund available under our 401(k) plan. The investment funds and 2007 rate of return for each of the funds available under the Non-Funded Deferred Compensation and Supplemental Savings Plan are as follows: Buffalo Small Cap Fund: -0.33%, Harbor Capital Appreciation Instl. Fund: 12.25%, Harbor Large Cap Value Instl. Fund: 6.13%, Janus Adviser Mid-Cap Value I Fund: 7.64%, Julius Baer International Equity II Fund: 16.45%, T. Rowe Price Equity Income Fund: 3.30%, T. Rowe Price Growth Stock Fund: 10.37%, T. Rowe Price Mid-Cap Growth Fund: 17.65%, T. Rowe Price Small-Cap Value Fund: -0.13%, Vanguard Institutional Index Fund: 5.47%, T. Rowe Price Retirement 2045 Fund: 6.84%, T. Rowe Price Retirement 2040 Fund: 6.77%, T. Rowe Price Retirement 2035 Fund: 6.81%, T. Rowe Price Retirement 2030 Fund: 6.83%, T. Rowe Price Retirement 2025 Fund: 6.81%, T. Rowe Price Retirement 2020 Fund: 6.73%, T. Rowe Price Retirement 2015 Fund: 6.75%, T. Rowe Price Retirement 2010 Fund: 6.65%, T. Rowe Price Retirement 2005 Fund: 6.67%, T. Rowe Price Retirement Income Fund: 6.09%, PIMCO Total Return Fund, Instl. Shares: 9.10%, and T. Rowe Price Prime Reserve Fund: 4.87%.
     Participants are always 100 percent vested in their deferred compensation account and are entitled to receive a distribution of their account balance following termination of their employment with us. Participants with an account balance of $50,000 or more will be paid in two annual installments and participants with an account balance of less than $50,000 will be paid in a single lump sum. In accordance with Section 409A of the Internal Revenue Code, however, amounts that were deferred after 2004 and that are payable to “specified employees” (generally, officers of the company) will not be paid for at least six months following termination of employment.
Potential Payments Upon Termination or Change in Control
     We have entered into certain agreements and maintain certain plans that will require us to provide incremental compensation to our named executive officers upon certain types of terminations, including termination due to a change in control of the company.
Employment Agreement Termination Benefits
     Longhini and Heggestad Employment Agreements. As described under the heading “Summary of Compensation—Employment and Relocation Agreements,” we have continuing employment agreements with Mr. Longhini and Mr. Heggestad. These agreements, as amended, provide that if we terminate the executive without cause, or upon the automatic termination of his employment due to the executive’s death, we are required to provide the following benefits:
•	continued salary for twelve months at the rate in effect on the date of termination;

•	reimbursement of a portion (equal to the company’s subsidy for active employees) of the executive’s COBRA premium for continued medical and dental benefits for up to twelve months;

•	if the executive incurs a tax liability in connection with the reimbursement of payments for executive’s continued coverage under our group health and dental plans described above that the executive would not have incurred if the executive had been an active employee, we will make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any taxes on the gross-up payment, the executive would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	following the end of the continuation coverage permitted under COBRA, the right to elect and pay for up to an additional 12 months of continuation coverage under the company’s group medical and dental plans.
     In addition to the benefits described above, if we notify the executive that his employment will not be renewed pursuant to the agreement without cause, we would be required to pay a pro-rated portion of any incentive bonus for the year in a lump sum based on the executive’s period of employment during the calendar year in which non-renewal occurs.
     For purposes of these agreements, “cause” with regards to a termination other than in connection with a change in control means:
•	failure (except where due to a disability) to perform the executive’s duties which is not corrected within a 30-day cure period;

•	any willful or intentional act that materially injures our reputation or business;

•	continued or repeated unexcused absence;

•	illegal drug use or repeated drunkenness;

•	felony conviction; or

•	fraud or embezzlement committed against the company.
     If the executive accepts other employment or engages in his own business during the twelve-month period, we would be entitled to deduct compensation that he receives from a new employer or in respect of such business activity from the salary and benefits (but not any incentive bonus) we are obligated to pay during the twelve-month period. In addition, the benefits described above will not be paid to the extent that executive’s employment is terminated following a change in control under circumstances entitling the executive to the benefits under the change in control severance agreements, as described under the heading “—Change in Control Severance Agreements” below.
     We recently amended the employment agreements of Mr. Longhini and Mr. Heggestad to provide that any amounts to be paid under their employment agreements will not be paid out for at least six months following termination of employment in accordance with Section 409A of the Internal Revenue Code.
     Emerson Employment and Separation Agreements. As described under the heading “Summary of Compensation—Employment and Relocation Agreements,” Mr. Emerson was party to an employment agreement that included the same terms that are included in the employment agreements, as amended, with Mr. Longhini and Mr. Heggestad described above, except that Mr. Emerson is entitled to continued group life insurance coverage on the same basis as an active employee. Mr. Emerson resigned from his positions as president and chief executive officer and director effective January 4, 2008. Following his resignation, we entered into a separation agreement with Mr. Emerson in connection with his resignation. The separation agreement provides Mr. Emerson with a lump-sum severance payment of $121,667, which is the equivalent of four months of Mr. Emerson’s base salary. Mr. Emerson also released his potential claims against the company. In addition, the separation agreement sets forth the parties understanding that beginning six months after his resignation Mr. Emerson will be paid his salary for up to 12 months and will be entitled to the other benefits provided in, and in accordance with, his employment agreement in connection with a termination without cause. Further, Mr. Emerson acknowledges that he is not entitled to any benefits under his change in control severance agreement described under the heading “—Change in Control Severance Agreements” below.

     McGill Offer Letter and Employment Agreement. As described under the heading “Summary of Compensation—Employment and Relocation Agreements,” we entered into a letter agreement with Mr. McGill in connection with his relocation from Scotland to the United States in the spring of 2005 and our standard at-will employment agreement with Mr. McGill on April 7, 2005. Except if Mr. McGill is terminated for cause, the letter agreement provides that we will repatriate Mr. McGill, his family and his belongings to Scotland at any time during his first three years in the United States. The letter agreement and the employment agreement also provide that, except if he is terminated for cause or voluntarily resigns, we will pay him six months salary and continue his benefits for up to six months. These benefits will not be paid to the extent Mr. McGill’s employment is terminated following a change in control under circumstances entitling him to the benefits under the change in control severance agreements, as described under the heading “—Change in Control Severance Agreements” below.
     Mr. McGill recently resigned from his position as an executive officer of the company and will resign from his position as an employee of the company effective April 30, 2008. Mr. McGill has signed an agreement acknowledging that his change in control severance agreement, described under the heading “—Change in Control Severance Agreements” below, terminated effective as of his resignation from his position as an executive officer and he is no longer entitled to any benefits under that agreement.
Change in Control Severance Agreements
     Our named executive officers (other than Mr. Emerson and Mr. McGill), as well as our senior management officers, are each party to a standard change in control severance agreement with us. These agreements provide that if we terminate the executive without “cause,” or if the executive leaves voluntarily for “good reason,” during the twelve-month period after a “change in control,” or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, we (or our successor) would be required to pay the executive the following benefits:
•	a lump sum cash payment equal to, 1) in the case of Ross Longhini and Mark Heggestad, one and one-half times the sum of his annual salary and target bonus for the year during which the change in control occurs, and 2) in the case of the remaining executive officers, the sum of his or her annual salary and target bonus for the year during which the change in control occurs;

•	if the executive elects COBRA coverage under our group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under our group health and dental plans for up to twelve months;

•	the executive may elect health and dental continuation coverage for up to an additional 12 months after the expiration of the 18-month COBRA period at the executive’s cost;

•	the executive will receive continued life insurance coverage for up to twelve months at a cost no more than the executive paid as an active employee and the company will reimburse the executive quarterly for any amounts that exceed such cost;

•	if the executive incurs a tax liability in connection with payments for executive’s continued coverage under our group health and dental plans and executive’s continued life insurance coverage described above that the executive would not have incurred if the executive had been an active employee, we will make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any taxes on the gross-up payment, the executive would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	if any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to excise tax we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.
     In addition, all unvested stock options held by the executives would immediately vest in full and become exercisable upon a change in control, whether or not the acquiring entity or successor assumes or replaces the stock options and whether or not the executive continues to be employed by us (or the successor) after the change in control. The accelerated options will remain exercisable for a period of two years from the date of the change in control or, if later, the date of the officer’s termination, but in any event not later than the expiration date of the options.
     For the purposes of these agreements, a “change in control” has the same meaning as under the 2005 Stock Incentive Plan. Pursuant to the 2005 Stock Incentive Plan, a “change in control” of AMS occurs under any of the following circumstances:
•	Any person, other than AMS or its affiliates, AMS-sponsored employee benefit plans and certain successor corporations that are owned substantially by our stockholders prior to a change in control transaction, acquires beneficial ownership of 50 percent or more our outstanding common stock or the combined voting power of our outstanding voting securities.

•	A reorganization, merger or consolidation or sale or other disposition of substantially all of our assets is consummated, other than certain transactions where the successor corporation is owned substantially by our stockholders prior to the transaction.

•	Our stockholders approve a complete liquidation or dissolution of AMS.

•	At least 80 percent of our assets are sold to an unrelated party, or any similar transaction is completed.

•	The directors holding office as of the effective date of the 2005 Stock Incentive Plan, or any subsequent director whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the board immediately prior to such vote, cease to constitute at least a majority of the members of our board of directors.
     For the purposes of these agreements, “cause” means:
•	the executive’s gross misconduct that is materially and demonstrably injurious to the company;

•	the executive’s willful and continued failure to perform substantially the executive’s duties with the company or our successor (other than any such failure (1) resulting from the executive’s incapacity due to bodily injury or physical or mental illness or (2) relating to changes in the executive’s duties after a change in control that constitute “good reason”) after a written demand for substantial performance is delivered to the executive by the chair of the board which specifically identifies the manner in which the executive has not substantially performed the executive’s duties and provides for a reasonable period of time within which the executive may take corrective actions; or

•	the executive’s conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the company or our successor or which impairs the executive’s ability to perform substantially the executive’s duties for the company or our successor.
     For the purposes of these agreements, “good reason” means the following:
•	in the executive’s reasonable judgment, a material and adverse change in the executive’s title, status, position, authority, duties or responsibilities as in effect prior to the change in control, except for changes directly attributable to the fact that the company is no longer an independent publicly owned company;

•	a reduction by the company or our successor in the executive’s base salary, or a material adverse change in the form or timing of the payment the executive’s salary, as in effect immediately prior to the change in control or as later increased;

•	the failure by the company or our successor to cover the executive under employee benefit plans that, in the aggregate, provide substantially similar benefits to the executive and/or his or her family and dependents at a substantially similar total cost to the executive;

•	the company or our successor requiring the executive to be based at any office or location that is more than fifty miles further from the executive’s base office or location before the change in control;

•	any refusal by the company or our successor to continue to allow the executive to attend to matters or engage in activities not directly related to the business of the company which, at any time prior to the change in control, the executive was not expressly prohibited in writing by the board from attending or engaging in;

•	the failure to obtain from any successor its written assent to the change in control severance agreement;

•	any purported termination of the executive’s employment that is not properly effected pursuant to the change in control severance agreement; or

•	the termination of employment with the company by the executive for any reason during the first full calendar month following the first anniversary date of the change in control.
     The executive must give written notice of an event or change constituting “good reason”; however, the executive may not give such notice until ninety days after the change in control. With regard to the first five events or changes described above that constitute “good reason,” if the company remedies such event or change, the event or change will not constitute “good reason.”
     In addition, the agreements prohibit the executives from competing with our business, or soliciting the company’s employees, until the two-year anniversary of his termination or voluntary resignation. After adoption, the change in control severance agreements cannot be amended or terminated during the executive’s employment period in any way adversely affecting the executive without the executive’s consent.
     We recently amended the change in control severance agreements to comply with the final regulations adopted to implement section 409A of the Internal Revenue Code. This amendment did not change the economic terms of severance payments under the change in control severance agreements other than to require a six-month deferral period before any severance payments will be made to our senior management officers.
Potential Payments to Named Executive Officers.
     The following table quantifies the potential payments payable upon termination of each of our named executive officers under various scenarios triggering benefits under the agreements and arrangements described above, in each case assuming, for calculation purposes, an effective date of December 29, 2007. Notwithstanding the table below, in accordance with Section 409A of the Code, certain amounts payable upon a termination of employment to our named executive officers and other key employees will not be paid out for at least six months following termination of employment. As permitted by SEC rules, the following amounts do not include the payments and benefits that are not enhanced by the termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:
•	benefits accrued under our tax-qualified 401(k) plan in which all employees participate;

•	accrued vacation pay, health and life insurance plan continuation, and post-retirement health coverage under our retiree health plan and other similar amounts payable when employment terminates under programs generally applicable to our salaried employees;

•	benefits accrued under our Non-Funded Deferred Compensation and Supplemental Savings Plan described in connection with the Non-Qualified Deferred Compensation Table above;

•	fourth quarter 2007 bonus payments under our 2007 Executive Variable Incentive Plan that are paid in accordance with our plan and are not enhanced by a termination of employment or change in control scenario; and

•	benefits accrued and payable under Mr. McGill’s UK personal pension plan described in footnote 3 to the Summary Compensation Table.

							Without Cause or
				Without Cause			Good Reason
		Without Cause		Termination			Termination
		Termination or		by Notice Not		Upon a	Within 12 Months
	Executive Benefits and	Upon Death		to Extend		Change in	Following Change
Name(1)	Payments	($)(2)		Term ($)(2)		Control ($)(3)	in Control ($)(3)
Martin J. Emerson	Continued Salary(4)	$365,000
	Lump Sum Payment(5)	$121,667
	Health and Welfare Benefits	$10,313	(6)
	Gross-up Payment on Health and Welfare Benefits(7)	$8,202

	Total	$505,182		$—		$—	$—

Ross A. Longhini	Continued Salary (4)	$310,000		$310,000
	Lump Sum Payment Based on Salary(5)						$465,000
	Annual Bonus Payment			$38,750	(8)		$232,500	(9)
	Acceleration of Unvested Options(10)					$—	$—
	Health and Welfare Benefits	$10,977	(6)	$10,977	(6)		$11,630	(11)
	Gross-up Payment on Health and Welfare Benefits	$8,731	(7)	$8,731	(7)		$9,250	(12)
	280G Tax Gross-up Payment(13)					$—	$—

	Total	$329,708		$368,458		$—	$718,380

Mark A. Heggestad	Continued Salary (4)	$265,000		$265,000
	Lump Sum Payment Based on Salary(5)						$397,500
	Annual Bonus Payment			$33,125	(8)		$198,750	(9)
	Acceleration of Unvested Options(10)					$—	$—
	Health and Welfare Benefits	$11,389	(6)	$11,389	(6)		$11,955	(11)
	Gross-up Payment on Health and Welfare Benefits	$9,058	(7)	$9,058	(7)		$9,508	(12)
	280G Tax Gross-up Payment(13)					$—	$—

	Total	$285,447		$318,572		$—	$617,713

Stephen J. McGill	Continued Salary (4)	$131,500		$131,500
	Health and Welfare Benefits	$5,354	(6)	$5,354	(6)
	Repatriation(14)	$68,941		$68,941

	Total	$205,795		$205,795		$—	$—

Andrew E. Joiner	Lump Sum Payment Based on Salary(5)						$250,000
	Annual Bonus Payment(9)						$112,500
	Acceleration of Unvested Options(10)					$—	$—
	Health and Welfare Benefits(11)						$12,008

Without Cause or
			Without Cause		Good Reason
		Without Cause	Termination		Termination
		Termination or	by Notice Not	Upon a	Within 12 Months
	Executive Benefits and	Upon Death	to Extend	Change in	Following Change
Name(1)	Payments	($)(2)	Term ($)(2)	Control ($)(3)	in Control ($)(3)
	Gross-up Payment on Health and Welfare Benefits (12)				$9,550
	280G Tax Gross-up Payment(13)			$—	$—

	Total	$—	$—	$—	$384,058

(1)	Mr. Emerson served as our president and chief executive officer during fiscal year 2007, but is no longer an executive officer of the company. In connection with his resignation, he will be paid severance benefits pursuant to his employment agreement and was paid a severance payment pursuant to his separation agreement. In addition, all of Mr. Emerson’s unvested options that he held at the time of his resignation were forfeited. He is not entitled to receive any change in control benefits upon termination or a change in control under his change of control severance agreement described under the heading “—Change in Control Severance Agreements” above. Because his resignation and his separation agreement pre-date this proxy statement, we have only shown the actual benefits payable upon his resignation assuming his resignation occurred as of December 29, 2007.

Mr. McGill recently resigned from his position as an executive officer of the company and will resign from his position as an employee of the company effective April 30, 2008. Mr. McGill has signed an agreement acknowledging that his change in control severance agreement, described under the heading “—Change in Control Severance Agreements” below, terminated effective as of his resignation from his position as an executive officer and he is no longer entitled to any benefits under that agreement. Because his agreement terminating his change in control severance agreement pre-dates this proxy statement and he is no longer entitled to benefits under that agreement, we have not shown any benefits payable upon a change in control or upon without cause or good reason termination within 12 months following a change in control. Following his resignation from his position as an employee, all of his unvested options that he holds at the time of his termination will be forfeited.

Mr. Joiner has informed us that he intends to resign from the company. The expected resignation date of Mr. Joiner is April 30, 2008, after which time he will no longer be employed by us and will no longer be entitled to receive any change in control benefits upon termination or a change in control. In addition, all of his unvested options that he holds at the time of his termination will be forfeited. However, because his resignations will occur after this proxy statement and he has not signed an agreement amending or terminating his change in control severance agreement, we have shown the potential benefits payable under various scenarios triggering benefits under his change in control severance agreement described above, in each case assuming, for calculation purposes, an effective date of December 29, 2007.

(2)	Mr. Emerson, Mr. Heggestad and Mr. Longhini are each entitled to the continued salary payments and amounts in this column pursuant to their employment agreements, Mr. Emerson is entitled to the lump sum cash payment in this column pursuant to his separation agreement, and Mr. McGill is entitled to the payments and amounts in this column pursuant to his offer letter, all as described in more detail under the heading above “—Employment Agreement Termination Benefits.”

(3)	The named executive officers (other than Mr. Emerson and Mr. McGill as described in footnote 1 above) are each entitled to the payments and amounts in this column pursuant to the change in control severance agreements, as described in more detail under the heading above “—Change in Control Severance Agreements.”

(4)	Represents continued salary at the named executive officer’s 2007 annual salary rate (a) for twelve months in the case of Mr. Emerson, Mr. Heggestad and Mr. Longhini, and (b) for six months in the case of Mr. McGill.

(5)	Represents a lump sum cash payment equal to (a) four months salary for Mr. Emerson pursuant to his separation agreement and (b) (i) one and one-half times his 2007 annual salary for Mr. Heggestad and Mr. Longhini and (ii) one times his 2007 annual salary for Mr. Joiner pursuant to their change of control severance agreements.

(6)	Represents our payment obligations with respect to continued health and dental benefits (and, in the case of Mr. Emerson, continued life insurance benefits) (a) for 12 months in the case of Mr. Emerson, Mr. Heggestad and Mr. Longhini and (b) for 6 months in the case of Mr. McGill assuming (1) the same medical and dental coverage elections (and, for Mr. Emerson, the same life insurance coverage elections) that the officer had as of December 29, 2007, (2) 2008 active employee monthly rates for medical and dental benefits, (3) monthly employee contributions at his 2007 amounts, (4) in the case of Mr. Emerson’s continued life insurance coverage, 2007 annualized benefit compensation, which is equal to his December 30, 2006 base salary plus bonus and commissions paid in the previous 12 months, used to calculate life rates, and (5) in the case of Mr. Emerson’s continued life insurance coverage, basic life rate of $0.08 per month per $1,000 unit of coverage.

(7)	The value of the gross-up payment to cover the tax liability of Mr. Emerson, Mr. Longhini and Mr. Heggestad in connection with our payments of their continued health and dental benefits (and, in the case of Mr. Emerson, his continued life insurance benefits) for 12 months is based on a federal income tax rate of 35 percent, a state income tax rate of 7.85 percent and a FICA (Medicare) rate of 1.45 percent.

(8)	Mr. Heggestad and Mr. Longhini are each entitled to be paid a lump sum cash payment equal to a pro-rated portion of any incentive bonus for the year based on his period of employment during the year in which the termination occurs if we notify him that his employment will expire without cause on the anniversary of his employment agreement’s term, as described in more detail under the heading above “—Employment Agreement Termination Benefits.” Assuming for the purposes of this table that the officer was terminated as of December 29, 2007, he would be entitled to 100 percent of the bonus for the year because he worked the entire year. The amounts paid under our 2007 Executive Variable Incentive Plan are paid quarterly throughout the year. Therefore, this amount represents the target bonus amounts for the fourth quarter and is net of the prior three quarters’ payments made for fiscal year 2007.

(9)	Represents a lump sum cash payment equal to (a) one and one-half times his 2007 target bonus under our 2007 Executive Variable Incentive Plan for Mr. Longhini and Mr. Heggestad and (b) his 2007 target bonus under our 2007 Executive Variable Incentive Plan for Mr. Joiner.

(10)	Represents the difference between: (a) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of December 29, 2007, which is based on the “fair market value” of our common stock on December 28, 2007 ($14.520), the last trading day prior to December 29, 2007, and (b) the exercise price of the options. Fair market value is based on the average of the high and low market price of our common stock. The exercise prices of the unvested options held by each of the officers are higher than the fair market value of our common stock on December 28, 2007. Therefore, there is no value of the automatic acceleration of the vesting of the officers’ unvested options as of December 29, 2007.

(11)	Represents our payment obligations with respect to the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for continued health and dental benefits and the excess cost over the amount the executive was paying as an active employee for continued life insurance for twelve months assuming (1) the same medical, dental and life insurance coverage elections that the officer had as of December 29, 2007, (2) 2008 COBRA premium rate, which is 102 percent of the active employee rate for 2008, (3) monthly employee contributions at his 2007 amounts, (4) 2007 annualized benefit compensation, which is equal to the executive’s December 30, 2006 base salary plus bonus and commissions paid in the previous 12 months, used to calculate life rates, and (5) basic life rate of $0.08 per month per $1,000 unit of coverage.

(12)	The value of the gross-up payment to cover the executive’s tax liability in connection with our payments of the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for continued health and dental benefits and the excess cost over the amount the executive was paying as an active employee for continued life insurance for twelve months is based on a federal income tax rate of 35 percent, a state income tax rate of 7.85 percent and a FICA (Medicare) rate of 1.45 percent.

(13)	Reflects that we would not be obligated to make any 280G gross-up payments to our named executive officers assuming the change in control was effective on December 29, 2007. Excise taxes under 280G apply only when change in control payments are in excess of the 280G safe harbor amount. The 280G safe harbor amount is generally three times the average of the executive’s taxable compensation for the five years prior to a change in control. For an officer employed with the company for less than 5 years, the officer’s first year of compensation is annualized and the 280G safe harbor amount is three times the average of the executive’s taxable compensation for the years employed. Based on this calculation of the 280G safe harbor amount for each of our named executive officers and the total change in control payments set forth in the table above, none of the named executive officers would be subject to 280G excise taxes.

(14)	Represents our reasonable estimate of the cost to repatriate a family of four and all of their belongings to Scotland in the amount of $38,400 based on current market rates for repatriating employees and their families and tax gross-up payments to cover the executive’s tax liability in connection with this payment in the amount of $30,541. The value of the gross-up payment is based on a federal income tax rate of 35 percent, a state income tax rate of 7.85 percent and a FICA (Medicare) rate of 1.45 percent.
Compensation Committee Interlocks and Insider Participation
     During fiscal year 2007, Albert Jay Graf (Chair), Elizabeth H. Weatherman, who served until May 2007, and D. Verne Sharma served as members of our compensation committee. None of our executive officers served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of our board of directors or compensation committee. None of the members of our compensation committee have been an officer or employee of us or one of our subsidiaries.
Securities Authorized for Issuance Under Equity Compensation Plans
     We maintain three compensation plans under which we have issued, and, in the case of two plans, may further issue shares of our common stock: our 2000 Equity Incentive Plan, our 2005 Stock Incentive Plan and our Employee Stock Purchase Plan, all of which have been approved by our stockholders.
     Our stockholders approved the 2005 Stock Incentive Plan at the 2005 annual stockholder meeting and we subsequently terminated our 2000 Equity Incentive Plan. To the extent that any shares subject to outstanding options under the 2000 Equity Incentive Plan are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan, such shares are added to the number of shares available for issuance under the 2005 Stock Incentive Plan. As of December 29, 2007, there were an aggregate of 7,587,892 options outstanding under the 2000 Equity Incentive Plan and the 2005 Stock Incentive Plan.
     Restricted stock awards granted under the 2005 Stock Incentive Plan are considered issued and outstanding at the grant date. The plan does not designate the specific number of shares available for restricted stock grants, as these are issued from the full pool of shares available under the 2005 Stock Incentive Plan. The option pool is reduced by two shares for each restricted share granted.
     Our Employee Stock Purchase Plan permits employees to elect, in advance of each calendar quarter, to contribute up to 10 percent of their compensation each quarter, subject to certain limitations, to purchase shares of our common stock at the lower of 85 percent of the fair market value on the first or last day of each quarter. As of December 29, 2007, we have issued 771,557 shares of common stock under our Employee Stock Purchase Plan and we have 228,443 shares available for future issuance. As set forth in Proposal 2 of this proxy statement, we are proposing to amend our Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 shares of common stock to 2,000,000 shares.
     The following table sets forth information as of December 29, 2007, regarding the number of shares of our common stock that may be issued under our 2000 Equity Incentive Plan, our 2005 Stock Incentive Plan and our Employee Stock Purchase Plan.

Equity Compensation Plan Information

	Column A:	Column B:	Column C:
Number of Securities Remaining
	Number of Securities	Weighted-Average	Available For Future Issuance
	To Be Issued Upon	Exercise Price of	Under Equity Compensation Plans
	Exercise of Outstanding	Outstanding	(Excluding Securities Reflected In
Plan Category	Options	Options	Column A) (1)

Equity compensation plans approved by stockholders	7,587,892	$14.82	3,473,227
Equity compensation plans not approved by stockholders	—	—	—

Total	7,587,892	$14.82	3,473,227

(1)	Column C above consists of 228,443 shares of common stock available for future issuance under our Employee Stock Purchase Plan and 3,244,784 shares of common stock available for issuance under our 2005 Stock Incentive Plan.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
          The following table presents information about the beneficial ownership of our common stock as of March 17, 2008, unless otherwise indicated. The information is given for: each stockholder who we know beneficially owns more than five percent of our issued and outstanding common stock, each of our directors, each of the named executive officers, and all of our directors and executive officers as a group.
          Unless otherwise indicated, the business address for each of our stockholders in the table is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each stockholder exercises sole voting and investment power over the shares reflected in the table.

		Shares of Common Stock
		Beneficially Owned (1)
			Percent of
Name of Beneficial Owner	Shares Subject to Options (2)	Amount(3)	Class

Neuberger Berman Inc.(4)	—	10,430,178	14.37%
Franklin Resources, Inc. (5)	—	7,577,277	10.44%
FMR LLC(6)	—	7,014,700	9.66%
Barclays Global Investors, NA(7)	—	3,786,314	5.22%
Kornitzer Capital Management, Inc.(8)	—	3,634,660	5.01%
Richard B. Emmitt (9)	69,999	1,074,753	1.48%
Albert Jay Graf	249,999	249,999	*
Jane E. Kiernan	13,333	13,333	*
Robert McLellan, M.D.	13,333	13,333	*
Christopher H. Porter, Ph.D.	69,999	219,999	*
D. Verne Sharma	13,333	13,333	*
Thomas E. Timbie	69,999	89,999	*
Martin J. Emerson(10)	356,272	363,345	*
Ross A. Longhini	539,398	543,487	*
Mark A. Heggestad	54,687	62,187	*
Stephen J. McGill	185,936	188,719	*
Andrew E. Joiner	217,826	223,717	*
All directors and executive officers as a group (17 persons) (11)	3,083,977	4,425,472	5.85%

*	Less than one percent of the issued and outstanding shares

(1)	Based on 72,602,956 shares of common stock issued and outstanding on March 17, 2008. Shares not issued and outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from March 17, 2008, are treated as issued and outstanding only when calculating the amount and percent owned by such person or group.

(2)	All amounts in this column reflect shares subject to options that are vested or that will vest within 60 days of March 17, 2008.

(3)	Numbers are rounded to the nearest whole number.

(4)	On February 13, 2008, Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds jointly reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2007, Neuberger Berman Inc. is the sole parent of both Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC is deemed the beneficial owner of the shares, which are owned by many unrelated clients, since it has shared dispositive power for all of the shares, sole voting power with respect to 109,729 shares and shared voting power with respect to 8,803,965 shares. Neuberger Berman Management Inc. beneficially owns 8,803,965 of the shares with Neuberger Berman, LLC since it also has shared voting and dispositive power with respect to those securities. Neuberger Berman Equity Funds beneficially owns 8,743,365 of the shares since it has shared voting and dispositive power with respect to those securities. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the company. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman, LLC, are also aggregated to comprise the holdings in the table above. The address of Neuberger Berman Inc. is 605 Third Ave, New York, NY 10158.

(5)	On February 7, 2008, Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. jointly reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2007, the shares are beneficially owned by one or more investment companies or other managed accounts that are direct and indirect subsidiaries of FRI, including certain investment management subsidiaries. FRI reported that investment management contracts grant to the applicable investment management subsidiaries all investment and/or voting power over the securities owned by their investment management clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. FRI also reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the FRI Principal Stockholders) each own in excess of 10 percent of the issued and outstanding common stock of FRI and are the principal stockholders of FRI, and may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI reported that (i) Franklin Advisors, Inc. holds sole voting power and sole dispositive power as to 6,399,207 shares; (ii) Franklin Templeton Portfolio Advisors, Inc. holds sole voting power and sole dispositive power as to 783,080 shares; Fiduciary Trust Company International holds sole voting power and sole dispositive power as to 366,990 shares and Fiduciary International, Inc. holds sole voting power and sole dispositive power as to 28,000 shares. FRI, the FRI Principal Stockholders and the investment management subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

(6)	On February 14, 2008, FMR LLC reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2007: (i) Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 6,804,900 shares as a result of acting as investment adviser to various investment companies; and (ii) Pyramis Global Advisors Trust Company (PGATC), an indirect wholly owned subsidiary of FMR LLC and a bank, is the beneficial owner of 209,800 shares as a result of its serving as investment manager of institutional accounts owning such shares. The Board of Trustees of Fidelity has sole voting power for the 6,804,900 shares owned by Fidelity. FMR LLC (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR LLC) each has the sole power to dispose of the 6,804,900 shares owned by Fidelity. FMR LLC (through its control of the PGATC) and Edward C. Johnson 3rd (as Chairman of FMR LLC) each has sole dispositive power over the 209,800 shares and sole voting power over 183,900 of the shares owned by the institutional accounts managed by PGATC. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a stockholders’ voting agreement, to form a controlling group of FMR LLC. FMR LLC, Fidelity and Mr. Johnson are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	On February 5, 2008, Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG jointly reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2007, 3,786,314 shares are beneficially owned by the company in trust accounts for the economic benefit of the beneficiaries of those accounts, of which they have in the aggregate the sole voting power with respect to 2,944,769 shares and sole dispositive power with respect to 3,786,314 shares. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(8)	On March 5, 2008, Kornitzer Capital Management, Inc. (KCM) reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2007, 3,634,660 shares are beneficially owned by KCM as an investment adviser for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock of the company. KCM reported that it holds sole voting power as to all of the shares, has sole power to dispose or to direct the disposition of 3,491,035 shares and has shared power to dispose or to direct the disposition of 143,625 shares. The address of KCM is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(9)	Mr. Emmitt is a general partner of The Vertical Group, L.P (Group). Group is the general partner of Vertical Fund I, L.P. (VF-I) and Vertical Fund II, L.P. (VF-II), two of our stockholders. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with Group. Mr. Emmitt does not own any outstanding shares individually and disclaims beneficial ownership of all shares owned by VF-I and VF-II.

(10)	Mr. Emerson resigned from his position as president and chief executive officer after the 2007 fiscal year end.

(11)	The number of shares beneficially owned includes 1,004,754 shares that may be deemed to be beneficially owned by Mr. Emmitt (see footnote 9 above) and 139,405 shares and 1,229,863 shares issuable upon exercise of options beneficially owned by our executive officers other than our named executive officers that are included separately in this table.
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS
          Our board of directors recognizes that related person transactions can present potential or actual conflicts of interest, and may appear to be motivated by interests other than the best interests of the company and its shareholders. Notwithstanding these considerations, the board recognizes that there are situations where related person transactions may be in the best interests of the company and its shareholders. Accordingly, our board of directors has delegated to our audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related person transactions prior to the effectiveness or consummation of the transaction. If advance approval is not practicable, the committee may review and, in its discretion, ratify the transaction at the next audit committee meeting. With respect to a related person transaction arising between audit committee meetings, the chief financial officer or the director of internal audit may present it to the audit committee chair, who will review and may approve the related person transaction subject to ratification by the audit committee at their next meeting. In addition, any related person transaction previously approved by the committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the committee, if any, and that all required disclosures regarding the related person transaction are made.

          Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were or will be a participant and a related person had or will have a direct or indirect material interest. The board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and/or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10 percent equity interest (other than a general partnership interest) in another entity which is a party to the transaction.
          A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards in our policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the committee will review all related person transactions, regardless of amount, and consider the related person’s relationship to the company and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss), the approximate total dollar value involved in the related person transaction, whether the transaction was undertaken in the ordinary course of business of the company, whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party, the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties, the purpose of, and the potential benefits to the company of, the transaction, whether disclosure of the related person transaction is required under Item 404(a) of Regulation S-K, and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
          The audit committee will review all relevant information available to it about the related person transaction. The committee may approve or ratify the related person transaction only if the committee determines that, under all of the circumstances, the transaction is in the best interests of the company and its shareholders. The committee may, in its sole discretion, impose such conditions as it deems appropriate on the company or the related person in connection with approval of the related person transactions.
AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 2
Introduction and Purpose of Proposed Amendment
          At the Annual Meeting, our stockholders will be asked to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock issuable under the plan by an additional 1,000,000 shares and to remove the termination date of our plan so that it will not have a term, as none is required under applicable Nasdaq listing requirements or tax regulations. Our board of directors adopted the plan in May 2000 and reserved 600,000 shares of our voting common stock for issuance under the plan. Our stockholders approved the Employee Stock Purchase Plan in June 2000. Our stockholders approved an amendment to the Employee Stock Purchase Plan in May 2005 to increase the number of shares of common stock issuable under the plan by an additional 400,000 shares. No provision of the Employee Stock Purchase Plan has been amended since May 2005 and all provisions remain in full force and effect.
          On February 8, 2008, the board approved, subject to the approval of our stockholders, an amendment to the plan to increase the number of shares reserved for issuance under the plan from 1,000,000 shares to 2,000,000 shares and remove the termination date of our plan. No other provision of the Employee Stock Purchase Plan was amended and all other provisions remain in full force and effect. At the Annual Meeting, you will be asked to approve the foregoing amendment to the plan.
          As of December 29, 2007 an aggregate of 771,557 shares have been issued under the plan. Our board has determined that, due to our continued growth since the original adoption of the plan, we will soon exhaust the number of shares currently reserved under the plan. In addition, the plan is scheduled to terminate on May 24, 2010. As a result, an increase of the number of shares reserved for purchase under the plan and the removal of the termination date is necessary so that we are able to maintain a sufficient mechanism through which we can facilitate the ownership of our stock by employees, thereby aligning the interests of our employees with the interests of our stockholders, and compensate and provide appropriate long-term employment and retention incentives to our employees on terms similar to those offered under comparable plans offered by companies competing with us for the employment of quality personnel.
          Our board adopted this amendment because it believes that it is in our best interests to provide our employees with an opportunity to purchase shares of our common stock through the payroll deductions provided for in the Employee Stock Purchase Plan. The aforementioned amendment to the Employee Stock Purchase Plan is intended to ensure that an adequate number of shares of our common stock are available to our employees under the Employee Stock Purchase Plan.
Summary of the Plan
          A general description of the basic features of the plan is set forth below. This summary is qualified in its entirety by reference to the actual text of the plan. You may obtain a copy of the plan from us free of charge, by sending a request to us. A copy of the plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at www.sec.gov.
General
          The plan’s purpose is to provide a means through which we can attract persons to become and remain employees of AMS, and our employees can acquire an equity interest in our common stock, which strengthens our employees’ commitment to us and aligns their interests with our stockholders.
          Under the plan, eligible employees have the right to purchase shares of our common stock through payroll deductions made during consecutive offering periods.
          Eligible employees participate voluntarily and may withdraw from any offering period at any time before they purchase stock. Participation terminates automatically upon termination of employment.
Administration
          Our board, or a committee of the board, may administer the plan. Currently, the compensation committee of the board administers the plan and has the authority to make all other decisions relating to the administration of the plan. The plan provides that no member of the board or committee will be liable for any action or determination taken or made in good faith with respect to the plan, or any shares purchased or issued thereunder.
Eligibility
          Participation in the Employee Stock Purchase Plan is limited to individuals employed by us or by one of our designated subsidiaries located in the United States. To accumulate the purchase price for the shares, each participant provides written authorization for payroll deductions up to a maximum of 10 percent of the participant’s eligible compensation. The plan restricts the maximum number of shares we may issue to a participant during a single offering period. No person who has, through the ownership of our securities or options to acquire our securities, or who, as a result of participation in the Employee Stock Purchase Plan would have or has the option to acquire, 5 percent or more of the total combined voting power or value of all classes of our capital stock, is entitled to participate in the Employee Stock Purchase Plan. In addition, employees who customarily work fewer than twenty hours per week or who customarily work not more than five months in any calendar year are not eligible to participate.
          As of December 29, 2007, approximately 1,055 employees were eligible to participate in the Employee Stock Purchase Plan and 450 employees were estimated to be current participants in the Employee Stock Purchase Plan. Eligible employees become participants in the Employee Stock Purchase Plan by delivering to AMS prior to the applicable offering date a written authorization to begin payroll deductions.
Offering Periods and Dates
          The plan provides for four offering periods of three months each, the beginning and end of which coincide with the beginning and end of each calendar quarter.

Purchase and Payment for Securities Offered
          We sell shares of common stock under the plan to participants at a discount from fair market value. The purchase price per share of common stock in an offering period will not be less than 85 percent of the lesser of its fair market value at the beginning of an offering period or at the end of an offering period.
Federal Income Tax Consequences
          The plan and the rights of employees to make purchases thereunder, qualify for treatment under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of.
          Upon sale or other disposition of the shares purchased under the plan, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), or in the event of the participant’s death (whenever occurring), then the participant (or the participant’s estate in the event of the participant’s death) generally will recognize ordinary income measured as the lesser of:
     (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
     (2) an amount equal to 15 percent of the fair market value of the shares as of the first day of the applicable offering period.
Any additional gain should be treated as long-term capital gain.
          If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.
          We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to AMS.
          The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the plan.
Adjustments Upon Changes in Capitalization and Other Events
          The plan provides for adjustments in the number of shares subject to purchase under the plan, and corresponding adjustments to the purchase price per share, if there is a change in our capitalization that results in an increase or decrease in the number of issued and outstanding shares of our common stock. The plan also gives the board the authority to shorten an offering period, and thereby accelerate a participant’s right to purchase shares, in the event of a proposed sale of all or substantially all of our assets or a proposed merger with another company.
Amendment
          Our board of directors may amend the Employee Stock Purchase Plan at any time and in any respect, provided that any such amendment to the plan shall be contingent on the approval of the stockholders to the extent required by applicable law, regulations or rules or as otherwise provided by the board of directors.

Term and Termination of Plan
          Our board of directors may terminate the Employee Stock Purchase Plan at any time, provided that no termination shall impair any rights of participating employees that have vested under the plan at the time of termination. Without further action by our board of directors, the Employee Stock Purchase Plan will terminate on May 24, 2010, ten years after the date on which it was first adopted by our board of directors.
Participation in the Employee Stock Purchase Plan
          The following table sets forth the aggregate purchase price, aggregate fair market value on the purchase date and number of shares purchased under the plan during 2007, rounded to the nearest whole number, by (i) our named executive officers, (ii) all current executive officers as a group, and (iii) all other employees, including all current officers who are not executive officers, as a group. Our directors who are not executive officers are not eligible to participate in the Employee Stock Purchase Plan.

	Dollar Value ($)
	Aggregate Purchase	Aggregate Fair	Number
Name	Price	Market Value	of Shares
Martin J. Emerson	$5,114	$6,017	335
Ross A. Longhini	$4,058	$4,775	266
Mark A. Heggestad	—	—	—
Stephen J. McGill	$20,714	$24,372	1,338
Andrew E. Joiner	$15,903	$18,710	1,042
Executive Group	$76,204	$89,658	4,986
Non-Executive Officer Employee Group	$2,423,936	$2,851,800	159,141
Board of Directors Recommendation
          Our board of directors recommends that our stockholders vote FOR the approval of the amendment to the Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval of the proposed amendment to the plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our board of directors will be voted FOR approval of the proposed amendment to the Employee Stock Purchase Plan.
RATIFICATION OF AUDITORS
PROPOSAL 3
          The Audit Committee of our board has approved the engagement of Ernst & Young LLP to audit our consolidated financial statements for the 2008 fiscal year. Ernst & Young LLP has been our independent auditor since 1998.
          Although not required to do so, the board of directors wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. The board recommends a vote FOR the ratification of Ernst & Young LLP as our independent auditor for 2008. Unless a different choice is given, proxies solicited by the board will be voted FOR the ratification of Ernst & Young LLP. If the selection of Ernst & Young LLP is not ratified, the audit committee will reconsider its selection.
          We expect at least one representative of Ernst & Young LLP to be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT
          The responsibility of the audit committee of the board of directors is to oversee our accounting and financial reporting processes, the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting. Management is responsible for our accounting and financial reporting processes, preparing our consolidated financial statements and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).
          In performing its oversight function, the audit committee reviewed and discussed our audited financial statements with management and Ernst & Young, including Management’s Discussion and Analysis, included in our Annual Report on Form 10-K and the results of Ernst & Young’s review of our interim consolidated financial statements. Management and Ernst & Young represented that our audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee’s reviews included a discussion of:
•	our critical accounting policies;

•	the reasonableness of significant financial reporting judgments made in connection with our consolidated financial statements;

•	the clarity and completeness of financial disclosures;

•	the adequacy of internal controls that could have a material effect on the accuracy of our consolidated financial statements and any material changes in our internal control over financial reporting;

•	the report of internal control over financial reporting; and

•	the potential effects of regulatory and accounting initiatives on our company’s consolidated financial statements.
          The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, and 90. These statements set forth requirements pertaining to the independent auditor’s communications with the audit committee regarding the conduct of the audit. The audit committee received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. This standard requires the independent auditor to disclose in writing to the audit committee all relationships between the auditor and AMS that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the audit committee. The audit committee discussed with Ernst & Young its independence and considered in advance whether the provision of any non-audit services by Ernst & Young is compatible with maintaining their independence.
          Based on the reviews and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young regarding our audited consolidated financial statements, and subject to the limitations on the responsibilities of the audit committee discussed above and in the Audit Committee Charter (a copy of which is available at www.AmericanMedicalSystems.com), the audit committee recommended to the board of directors that such financial statements be included in our Annual Report on Form 10-K for the year ended December 29, 2007.
          The foregoing report is provided by the undersigned members of the audit committee of the board of directors: Thomas E. Timbie (Chair), Albert Jay Graf and Jane E. Kiernan.
          The foregoing Audit Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

AUDIT AND NON-AUDIT FEES
          The audit committee has a formal policy concerning the approval of audit and non-audit fees to be provided by our independent registered public accountants. This policy requires the pre-approval of all audit fees, engagement fees and terms, permitted non-audit engagements and tax fees, subject to the de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934, as amended. The chair of the audit committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full audit committee meeting, provided such pre-approvals are then reported to the full audit committee at its next scheduled meeting. All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were approved in advance by the audit committee in accordance with the rules adopted by the Securities and Exchange Commission to implement requirements of the Sarbanes-Oxley Act of 2002.
          During fiscal years 2006 and 2007, Ernst & Young provided various audit, audit-related and tax services. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young during these years.

	Aggregate Amount Billed
	2007	2006

Audit fees (1)	$1,310,000	$1,803,450
Audit-related fees (2)	17,000	328,500
Tax fees (3)	—	14,488
All other fees(4)	1,790	1,790

Total	$1,328,790	$2,148,228

(1)	These fees consisted of the annual and statutory audits of our financial statements for fiscal years 2006 and 2007, reviews of the financial statements included in our Forms 10-Q for 2006 and 2007, the audit of our internal control over financial reporting for 2006 and 2007, assistance and review of our response to a comment letter received from the SEC, and assistance and review of documents filed with the SEC relating to our debt offering and acquisition of Laserscope, Inc.

(2)	These fees related to audits of employee benefit plans, and financial and tax due diligence in connection with mergers and acquisitions.

(3)	These fees consist of preparation of 280G calculations for certain individuals.

(4)	These fees related to a subscription to an online research tool.
OTHER BUSINESS
          This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Annual Meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file.
          To our knowledge, based on review of the copies of such reports furnished to us during the year ended December 29, 2007, and based on representations by our directors and executive officers, all required Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock, were filed on a timely basis during the fiscal year ended December 29, 2007.

PROPOSALS FOR THE NEXT ANNUAL MEETING
     Stockholder proposals intended to be presented in our proxy materials for the next annual meeting of stockholders must be received by December 12, 2008, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the next annual meeting of stockholders without including the proposal in our proxy statement must notify us by February 25, 2009. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of stockholders will have discretionary authority to vote on the proposal.
DIRECTOR NOMINATIONS
     Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2009 Annual Meeting must submit their recommendation by December 12, 2008, to allow time for meaningful consideration and evaluation of the nominees by the nominating/corporate governance committee.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Stockholders may communicate with the board of directors by sending correspondence, in care of our Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the board of directors, or, if desired, to a particular director. Our corporate secretary will promptly forward all such stockholder communications to the board or the specified director.
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
     The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single annual report and proxy statement to any household at which two or more AMS stockholders reside if we believe that the stockholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our stockholders and us. It reduces the volume of duplicate information received at your address and helps us reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.
     If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of our annual report or proxy statement to any stockholder upon either written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon verbal request to (952) 930-6000. Similarly, if you share an address with another AMS stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.
ANNUAL REPORT
     A COPY OF OUR 2007 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS THAT WILL BE FURNISHED UPON PAYMENT OF A FEE) HAS BEEN SENT WITH THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. THE ANNUAL REPORT ON FORM 10-K DESCRIBES OUR FINANCIAL CONDITION AS OF DECEMBER 29, 2007.

APPENDIX A
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(AS PROPOSED TO BE AMENDED)
1. Purpose. The purpose of this Employee Stock Purchase Plan (the “Plan”) is to advance the interests of American Medical Systems Holdings, Inc. (the “Company”) and its stockholders by providing Employees (as defined below) of the Company and its Designated Subsidiaries (as defined below) with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock (as defined below) of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
2. Definitions.
(a) “Board” means the Board of Directors of the Company.
(b) “Common Stock” means the voting common stock, par value $.01 per share, of the Company, or the number and kind of shares of stock or other securities into which such voting common stock may be changed in accordance with Section 13 of the Plan.
(c) “Committee” means the entity administering the Plan, as provided in Section 3 below.
(d) “Compensation” means all regular straight-time earnings, commissions, bonuses paid under incentive plans, overtime, shift differentials and premium pay, but excluding severance payments, extraordinary bonuses (e.g., spot bonuses), allowances, contest awards and other similar payments determined in a manner consistent with the requirements of Section 423 of the Code.
(e) “Designated Subsidiary” means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.
(f) “Employee” means any person, including an officer, who is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week and more than five (5) months in a calendar year.
(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h) “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (i) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, but in a manner acceptable under Section 423 of the Code.
(i) “Offering” means any of the offerings to Participants of options to purchase Common Stock under the Plan, each continuing for three months, except for the initial Offering which shall continue for the period set forth in Section 5 below.
(j) “Offering Date” means the first day of the Offering Period under the Plan, as described in Section 5 below.

(k) “Offering Period” means the time period commencing on the Offering Date and ending on the Termination Date.
(l) “Option Price” is defined in Section 8 below.
(m) “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 below.
(n) “Securities Act” means the Securities Act of 1933, as amended.
(o) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
(p) “Termination Date” means the last day of the Offering Period under the Plan, as described in Section 5 below.
3. Administration. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, the Plan will be administered by a committee of the Board consisting solely of not less than two members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code (the “Committee”). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members and shall keep minutes of its meetings. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be kept with the corporate records of the Company. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action in connection with construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.
4. Eligibility.
(a) Any Employee who is employed by the Company or a Designated Subsidiary on the date that this Plan is approved by the Board and any Employee who becomes an employee after such date and has been employed by the Company or a Designated Subsidiary for at least one month prior to an Offering Date shall be eligible to participate in the Plan, beginning with the Offering commencing on such Offering Date, subject to the limitations imposed by Section 423(b) of the Code. With respect to a Designated Subsidiary that has been acquired by the Company, the period of employment of Employees of such Designated Subsidiary occurring prior to the time of such acquisition shall be included for purposes of determining whether an Employee has been employed for the requisite period of time under the Plan.
(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:
(i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or
(ii) the amount of payroll deductions that the Employee has elected to have withheld under such option (pursuant to Section 7 below) would permit the Employee to purchase shares of Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

5. Offerings. Options to purchase shares of Common Stock shall be offered to Participants under the Plan through a continuous series of Offerings, each continuing for three months, except for the initial Offering Period, and each of which shall commence on January 1, April 1, July 1 and October 1 of each year, as the case may be, except for the initial Offering Period (the “Offering Date”), and shall terminate on March 31, June 30, September 30 and December 31 of each year, as the case may be (the “Termination Date”). The initial Offering Period under the Plan shall continue for four months, commencing on September 1, 2000 and terminating on December 31, 2000. Offerings under the Plan shall continue until either (a) the Committee decides, in its sole discretion, that no further Offerings shall be made because the Common Stock remaining available under the Plan is insufficient to make an Offering to all eligible Employees, or (b) the Plan is terminated in accordance with Section 16 below.
6. Participation.
(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (the “Participation Form”) and filing the Participation Form with the Company’s Human Resources Department not less than 15 days before the Offering Date of the first Offering in which the Participant wishes to participate.
(b) Except as provided in Section 7(a) below, payroll deductions for a Participant shall begin with the first payroll following the applicable Offering Date, and shall continue until the Plan is terminated in accordance with Section 16 below, subject to earlier termination by the Participant as provided in Section 11 below or increases or decreases by the Participant in the amount of payroll deductions as provided in Section 7(c) below.
(c) A Participant may discontinue participation in the Plan at any time as provided in Section 11 below.
7. Payroll Deductions.
(a) By completing and filing a Participation Form, a Participant shall elect to have payroll deductions made from the Participant’s total Compensation (in whole percentages from one percent (1%) to a maximum of ten percent (10%) of the Participant’s total Compensation) on each payday during the time he or she is a Participant in the Plan in such amount as he or she shall designate on the Participation Form.
(b) All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The monies represented by such account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such account.
(c) No increases or decreases of the amount of payroll deductions for a Participant may be made during an Offering. A Participant may increase or decrease the amount of payroll deductions under the Plan for subsequent Offerings by completing an amended Participation Form and filing it with the Company’s Human Resources Department not less than 15 days prior to the Offering Date as of which such increase or decrease is to be effective.
8. Grant of Option. On each Offering Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase (at the Option Price) as many shares of Common Stock as the Participant will be able to purchase with the payroll deductions credited to the Participant’s account during the Offering Period. Notwithstanding the foregoing, in no event may the number of shares purchased by any Participant during an Offering exceed 1,000 shares of Common Stock. The option price per share of such shares (the “Option Price”) shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of one share of Common Stock on the Offering Date, or (b) eighty-five (85%) of the Fair Market Value of one share of Common Stock on the Termination Date.

9. Exercise of Option.
(a) Unless a Participant gives written notice to the Company as provided in Section 9(d) below or withdraws from the Plan pursuant to Section 11 below, the Participant’s option for the purchase of shares of Common Stock granted for an Offering will be exercised automatically at the Termination Date of such Offering for the purchase of the number of full and fractional shares calculated to the third (3rd) decimal place of Common Stock that the accumulated payroll deductions in the Participant’s account on such Termination Date will purchase at the applicable Option Price.
(b) A Participant may purchase one or more shares in connection with the automatic exercise of an option granted for any Offering. If the Committee elects to deliver a statement of account to Participants pursuant to Section 10(a)(i)(A) below, that portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be deemed to have purchased such number of fractional shares of Common Stock as would then be purchasable at the applicable Option Price, with such fractional shares calculated to the third (3rd) decimal place. If the Committee elects to deliver stock certificates to Participants pursuant to Section 10(a)(i)(B) below, that portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Termination Date of any Offering that is less than the purchase price of one full share will be carried forward into the Participant’s payroll deduction account for the following Offering; provided that in no event will the balance carried forward be equal to or greater than the purchase price of one share on the Termination Date of an Offering.
(c) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised, at which point such interest shall be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery or credit of such Common Stock in accordance with Section 10 below. During the Participant’s lifetime, a Participant’s option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.
(d) By written notice to the Company prior to the Termination Date of any Offering, a Participant may elect, effective on such Termination Date, to:
(i) withdraw all of the accumulated payroll deductions in the Participant’s account as of the Termination Date (which withdrawal may, but need not, also constitute a notice of termination and withdrawal pursuant to Section 11(a)); or
(ii) exercise the Participant’s option for a specified number of full shares not less than five that is less than the number of full shares of Common Stock that the accumulated payroll deductions in the Participant’s account will purchase on the Termination Date of the Offering at the applicable Option Price, and withdraw the balance in the Participant’s payroll deduction account.
10. Delivery.
(a) As promptly as practicable after the Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the following:
(i) At the election of the Committee, either issue (A) in certificated or uncertificated form to a third party the aggregate number of shares of Common Stock purchased in connection with an Offering (including an aggregate of all of the fractional shares deemed to have been purchased pursuant to Section 9(b) above) rounded to the nearest full share, which shares will be held by such third party for the benefit of the Participants in accordance with their respective interests, and to each Participant a statement summarizing the number of whole shares of Common Stock purchased and fractional shares deemed purchased upon exercise of the Participant’s option granted for such Offering, or (B) a certificate representing the number of full shares of Common Stock purchased upon exercise of the Participant’s option granted for such Offering, registered in the name of the Participant or, if the Participant so directs on the Participation Form, in the names of the Participant and his or her spouse.

(ii) If the Participant makes an election pursuant to Section 9(d)(i) above for the Offering, a check in an amount equal to the total of the payroll deductions credited to the Participant’s account.
(iii) If Participant makes an election pursuant to Section 9(d)(ii) above, a check in the amount of the balance of any payroll deductions credited to the Participant’s account that were not used for the purchase of Common Stock.
(iv) If the balance in the Participant’s payroll deduction account exceeds the dollar amount necessary to purchase the maximum amount of shares that may be purchased in an Offering, a check in an amount equal to the excess balance.
(b) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, a Participant may at any time request that a certificate for the number of whole shares of Common Stock purchased by such Participant in an Offering or in any previous Offering (with respect to which such participant has not been issued a certificate) be issued and delivered to such Participant by making a written request to the Company. Such written request shall be made to the Company’s Human Resources Department or, at the direction of the Company, to the transfer agent and registrar for the Company’s Common Stock. In lieu of issuing certificates for fractional shares, Participants will receive a cash distribution representing any fractional shares, calculated in accordance with Section 11(a) below.
(c) If the Company delivers a statement of account as provided in Section 10(a)(i)(A) above, all full shares purchased and fractional shares deemed to have been purchased by a Participant in an Offering and in any subsequent Offerings will accumulate for the benefit of the Participant until the Participant’s withdrawal or termination pursuant to Section 11 below.
11. Withdrawal; Termination of Employment.
(a) A Participant may terminate participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant’s account under the Plan at any time prior to the Termination Date of an Offering, for such Offering, by giving written notice to the Company. Such notice shall state that the Participant wishes to terminate the Participant’s involvement in the Plan, specify a termination date and request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as practicable after the termination date specified in the notice of termination and withdrawal (or, if no such date is specified, as soon as practical after receipt of notice of termination and withdrawal), and the Participant’s option for such Offering will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering or for any subsequent Offering, except in accordance with a new Participation Form filed pursuant to Section 6 above. If the Committee elects to deliver a statement of account pursuant to Section 10(a)(i)(A) above, then on the withdrawal and termination of a Participant’s participation in the Plan, the Participant will be entitled to receive, at the Participant’s option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional shares deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below, and such certificate will be delivered and such amounts paid as soon thereafter as practicable.
(b) Upon termination of a Participant’s employment for any reason, including retirement or death, the payroll deductions accumulated in the Participant’s account will be returned to the Participant as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 14 below, and the Participant’s option will be automatically canceled. If the Committee elects to deliver a statement of account pursuant to Section 10(a)(i)(A), then upon the termination of a Participant’s employment for any reason, including retirement or death, the Participant, or, in the case of death, the Participant’s designated beneficiary (if allowed by the Committee) as determined in accordance with Section 14 or the executor or administrator of the Participant’s estate will be entitled to receive, at their option, (i) cash equal to the Fair Market Value of all full shares of Common Stock and any fractional share deemed purchased pursuant to Section 9(b) then held for the benefit of the Participant; or (ii) a certificate representing the number of full shares of Common Stock held for the benefit of the Participant plus cash in an amount equal to the Fair Market Value of any remaining fractional share deemed to have been purchased. In any event, Fair Market Value will be determined as set forth in Section 11(d) below and such certificate will be delivered and such amounts paid as soon thereafter as practicable. For purposes of the Plan, the termination date of employment shall be the Participant’s last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or absence or leave approved by the Company, shall not be deemed a termination of employment under this Section 11(b).
(c) A Participant’s termination and withdrawal pursuant to Section 11(a) above will not have any effect upon the Participant’s eligibility to participate in a subsequent Offering by completing and filing a new Participation Form pursuant to Section 6 above or in any similar plan that may hereafter be adopted by the Company.
(d) For purposes of this Section 11 only, “Fair Market Value” means the prevailing market price of the Common Stock on any national securities exchange (if the Common Stock is listed on any such exchange) or as reported by the Nasdaq National Market, the Nasdaq SmallCap System or the National Quotation Bureau, Inc. (or any comparable reporting service), as the case may be, (if transactions or bid and asked prices are reported in the over-the-counter market are so reported) on the first day on which shares of Common Stock are traded following the day on which the Company, or if the Company so designates, the Company’s agent, receives notice from a Participant of an event specified in Section 11(a) or 11(b) above.
12. Interest. No interest shall accrue on a Participant’s payroll deductions under the Plan.
13. Stock Subject to the Plan.
(a) The maximum number of shares of common stock that shall be reserved for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 13(b) below. The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to Section 8 above on any Termination Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable as determined in the Company’s sole discretion. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable after the Termination Date of such Offering.
(b) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding options.
(c) In the event that Participants are deemed to have purchased fractional shares of Common Stock pursuant to Section 9(b) above, the aggregate of such fractional share interests at any given time will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.
14. Designation of Beneficiary.
(a) In the discretion of the Committee, a Participant may file written designation of a beneficiary who is to receive shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or shares of Common Stock are held for the Participant’s account.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 above) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11(a) above.
16. Amendment or Termination. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code; provided, however, that no such amendment shall be effective, without approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.
17. Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the Company’s Human Resources Department or in such other department or by such other person as may be designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.
18. Term of Plan. The Plan shall be effective as of May 24, 2000, the date the Plan was adopted by the Board. The Plan has been adopted by the Board subject to stockholder approval within twelve months before or after the date the Board adopted the Plan and subject to completion of the Company’s initial public offering of Common Stock. Prior to stockholder approval, shares of Common Stock may be issued under the Plan subject to such approval. The Plan shall continue in effect unless and until terminated in accordance with Section 16 above.
19. Conditions Upon Issuance Of Shares.
(a) Compliance. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or Nasdaq upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the Participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
(b) Share Transfers. Shares of Common Stock issued pursuant to options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

(c) Legends. Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.
20. Miscellaneous. The headings to Sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Sections in the Plan shall be to Sections of the Plan. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

American Medical Systems Holdings, Inc.
EMPLOYEE STOCK PURCHASE PLAN
PAYROLL DEDUCTION AUTHORIZATION FORM AND
SUBSCRIPTION AGREEMENT
                    Original Application
                    Change in Payroll Deduction Amount
1. I,                     hereby elect to participate in the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Agreement and the Plan.
2. I hereby authorize payroll deductions, beginning                     , 200    , from each paycheck in the amount of ___% of my compensation (may not exceed ten percent (10%) of total compensation on each payday) in accordance with the Plan.
3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of each Offering Period under the Plan unless I withdraw my accumulated payroll deductions, withdraw from the Plan, or both, by giving written notice to the Company prior to the end of the offering period, as provided in the Plan.
4. Shares purchased for me under the Plan should be issued or held in an account in the name(s) of:

(name(s))

(address)

(social security number)
5. I understand that if I dispose of any Shares received by me pursuant to the Plan within two years after the first day of the Offering Period during which I purchased such Shares, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to me over the option price paid for the Shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the Shares at the time of such disposition over the amount paid for the Shares under the option, or (b) the excess of the fair market value of the Shares over the option price, measured as if the option had been exercised on the first day of the offering period during which I purchased such shares. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.
I have read the current prospectus for the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan.

Date:

Signature of Employee
CERTIFICATION OF TAX IDENTIFICATION NUMBER
Please indicate your Social Security or Tax Identification Number
I certify under penalties of perjury (1) that the number above is my correct Social Security or Taxpayer Identification Number and (2) that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Date:

Signature

ANNUAL MEETING OF STOCKHOLDERS THURSDAY, MAY 8, 2008 10:00 A.M. CST 10700 BREN ROAD WEST MINNETONKA, MINNESOTA 55343 proxy Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report for the Annual Meeting on May 8, 2008 are available at ww3.ics.adp.com/streetlink/AMMD. This Proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2008. The undersigned hereby appoint(s) Ross A. Longhini and Mark A. Heggestad, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of American Medical Systems Holdings, Inc. held of record by the undersigned on March 17, 2008, at the May 8, 2008 Annual Meeting of Stockholders, or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. See reverse for voting instructions.

3 Please detach here 3 The Board of Directors Recommends a Vote FOR all nominees for Director and FOR Proposals 2 and 3. 1. ELECTION OF DIRECTORS: 01 Richard B. Emmitt Vote FOR Vote WITHHELD 02 Christopher H. Porter, Ph.D. all nominees from all nominees 03 D. Verne Sharma (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. PROPOSAL TO AMEND OUR EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED For Against Abstain IN THE PROXY STATEMENT. 3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS INDEPENDENT For Against Abstain AUDITOR FOR 2008. 4. In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. Address Change? Mark Box Indicate changes below: Date___, 2008 Signature(s) in Box Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the entity’s full legal name by the President or other authorized officer and give such authorized officer’s full title.